UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2026

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Chestnut Ridge Road, Suite 444

Montvale, New Jersey 07645

(Address of Principal Executive Offices)

(833) 764-1443

(Issuer’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

The Merger. As previously disclosed in the Current Reports of Transportation and Logistics Systems, Inc. (the “Company”) on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2026, June 5, 2026, July 10, 2026, August 6, 2026, August 24, 2026 and September 23, 2026, on April 1, 2026 the Company, TLSS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), and TLSS Reverse PGS, LLC, a Texas limited liability company and a wholly-owned subsidiary of Acquisition Sub (“Merger Sub”), entered into a Member Interest and Asset Exchange Agreement with Badcer Ops, Inc., a Nevada corporation (the “Seller”), Jeff Badders (“Badders”) and Mercer Street Global Opportunity Fund, LLC, a Delaware limited liability company (“Mercer”), as the shareholders of the Seller (collectively, the “Seller Shareholders”), Patriot Glass Solutions, LLC, a Texas limited liability company (“PGS”), and Michael Wanke, the sole Manager of PGS and the holder of a twenty percent (20%) membership interest in PGS, as amended by a First Amendment dated as of June 1, 2026, a Second Amendment dated as of July 7, 2026, a Notice of Extension of Closing Date dated as of July 31, 2026, a Third Amendment dated as of August 19, 2026, a Fourth Amendment dated as of September 22, 2026 and a Fifth Amendment dated as of November 1, 2026 (the “Fifth Amendment”) (as so amended, the “Purchase Agreement”). Those amendments extended the deadlines for delivery of the disclosure schedules and the financial statements of PGS and the outside closing date of the transaction, expanded the unaudited financial statements of PGS required to be delivered to cover the first two quarters of 2026, and added a covenant requiring the parties to prepare and execute a closing statement.

The Purchase Agreement provided for a reverse triangular merger of Merger Sub with and into PGS, with PGS continuing as the surviving entity (the “Merger”). The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Texas. A certificate of merger was filed with the Secretary of State of the State of Texas and the Merger became effective on November 1, 2026 (the “Effective Time”). On the same date, the Merger closed (the “Closing”, and such date, the “Closing Date”). A copy of the certificate of merger is filed as Exhibit 3.10 hereto.

At the Closing, the Seller’s eighty percent (80%) membership interest in PGS and four (4) United States patents owned by the Seller relating to nanotechnology for strengthening glass and glass products (the “Patents”), which together represented substantially all of the Seller’s assets, were exchanged, transferred and assigned to Acquisition Sub in exchange for aggregate gross merger consideration of $4,750,000, paid in 47,500 shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”), having a stated value of $100 per share (the “Merger Consideration”). Separately, pursuant to the Fifth Amendment, the Company issued an aggregate of 3,518 shares of Series J Preferred Stock, having an aggregate stated value of $351,800, directly to the Seller Shareholders, consisting of 1,759 shares to each of Badders and Mercer, in consideration of the satisfaction and release of three secured promissory notes dated February 24, 2025 in the original principal amounts of $140,000, $75,000 and $76,000, respectively, and of expense advances made to PGS in the aggregate amount of $11,000, under each of which PGS was a maker (collectively, the “Satisfied Obligations”). Those shares represented payment in full of the amounts due under the Satisfied Obligations, including accrued interest, and PGS was released as a maker thereunder. Mr. Wanke retained his twenty percent (20%) membership interest in PGS. The obligations of the parties to consummate the transactions contemplated by the Purchase Agreement were subject to customary conditions, including the accuracy of the parties’ representations and warranties, the performance of their covenants, receipt of required consents and delivery of audited and unaudited financial statements of PGS. Each of those conditions was satisfied or waived at or prior to the Closing. See “Conditions to Closing” under Item 1.01 below for additional details.

Shell Company Status and Super 8-K Disclosure Requirement. Immediately prior to the Closing of the Merger described in Item 2.01 below, the Company was a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no or nominal operations following the wind-down of its legacy operations. As a result of the completion of the transactions described in Item 2.01 below, the Company has ceased to be a shell company. Accordingly, pursuant to Item 2.01(f) of Form 8-K, this Current Report on Form 8-K contains the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, including financial statements of the business acquired, unaudited pro forma financial information, and the other disclosures, exhibits and financial statement schedules required by Form 10.

As used in this Current Report, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to Transportation and Logistics Systems, Inc., a Nevada corporation, and its subsidiaries after giving effect to the Merger, and references to the “Board” are to the board of directors of the Company.

Unless otherwise indicated, the share and per share information in this Current Report has been adjusted to give effect to the one-for-five thousand (1-for-5,000) reverse stock split of the Company’s outstanding common stock that became effective on October 2, 2026 (the “Reverse Stock Split”).

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Conditions to Closing

In addition to the conditions described in the “Introductory Note” above, the obligations of the Company, Acquisition Sub and Merger Sub were subject to, among other things, the absence of any action or omission causing, or reasonably expected to cause, a material adverse effect on the business of PGS or the Seller, receipt of the consent of the landlord to the assignment of, and amendments to, PGS’s lease for its operating facility, delivery of audited financial statements of PGS for the years ended December 31, 2024 and December 31, 2025 and unaudited interim financial statements of PGS for the periods required by the Purchase Agreement, and delivery of: (i) the completed and certified disclosure schedules; (ii) counterpart signature pages to the employment agreement between PGS and Mr. Wanke (the “Wanke Employment Agreement”) and to the Patent Assignment and the Merger Closing Agreement (each as defined below); (iii) resignations of the manager and the officers of PGS effective as of the Effective Time; (iv) evidence that all liens on the assets of PGS and the Seller had been terminated and released, including the filing of UCC-3 termination statements with respect to financing statements filed by merchant cash advance lenders; (v) evidence of the release of PGS as a maker under three secured promissory notes dated February 24, 2025 in the original principal amounts of $140,000, $75,000 and $76,000, respectively; (vi) evidence of the termination of Mr. Wanke’s put option; and (vii) evidence of the transfer to PGS of certain assets and intellectual property rights and of the Seller’s assignment to PGS of the Distributor Agreement dated as of January 2, 2024 between C-Bond Systems, Inc. and CB Nanoshield, LLC (“CB Nanoshield”), a Texas limited liability company (the “Distributor Agreement”). Each of the conditions to Closing was satisfied or waived at or prior to the Closing.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement and each amendment thereto, copies of which are filed as Exhibits 2.1 through 2.7 hereto and incorporated herein by reference.

Indemnification Arrangements

The representations and warranties survive the Closing for twelve (12) months following the Closing Date, and the covenants and other agreements survive in accordance with their respective terms. The Seller and the Seller Shareholders, severally and not jointly, and Mr. Wanke, separately, have agreed to indemnify the Company, Acquisition Sub and their respective managers, officers, directors, employees, shareholders, agents, representatives and affiliates against losses arising from breaches of their respective representations, warranties and covenants, fraud or intentional misconduct, and specifically identified material risks disclosed during due diligence. The representations and warranties regarding PGS were made solely by PGS and Mr. Wanke, and neither the Seller nor the Seller Shareholders has any indemnification obligation with respect to those representations and warranties or otherwise with respect to the business, operations, assets or liabilities of PGS. No indemnification is payable until aggregate losses exceed $50,000, the maximum aggregate liability of the Seller and the Seller Shareholders may not exceed twenty-five percent (25%) of the Merger Consideration, and claims must be noticed in writing within twelve (12) months following the Closing Date. Indemnifiable losses are determined net of amounts recovered or recoverable under insurance policies or from third parties and net of related tax benefits. Except in the case of fraud or intentional misrepresentation, to which these limitations do not apply, indemnification under the Purchase Agreement is the sole and exclusive remedy of the parties following the Closing. There is no escrow or holdback of the Merger Consideration, and indemnification claims are not satisfiable in securities of the Company. The Company and Acquisition Sub have agreed to indemnify the Seller, the Seller Shareholders and Mr. Wanke against losses arising from breaches of their representations, warranties and covenants and from the operation of PGS following the Closing Date, other than losses caused by a breach by PGS, Mr. Wanke, the Seller or the Seller Shareholders.

Merger Closing Agreement

At the Closing, the parties to the Purchase Agreement entered into a Merger Closing Agreement (the “Merger Closing Agreement”) with RA Feingold Law & Consulting, P.A., as closing agent, which confirmed the closing of the Merger and directed the closing agent to distribute the closing documents and to cause the issuance of the shares of Series J Preferred Stock described in the “Introductory Note” above. Following the Closing, the parties are required to cause the filing of termination statements with respect to three financing statements naming PGS as debtor and of a satisfaction of judgment in Bexar County, Texas, in order to release liens and encumbrances of record on the assets of PGS. The foregoing is qualified in its entirety by reference to the Merger Closing Agreement, a copy of which is filed as Exhibit 2.8 hereto and incorporated herein by reference.

Patent Assignment, Patent License Agreement and Trademark Assignment

In connection with the Closing, the Seller assigned the Patents to Acquisition Sub pursuant to a Patent Assignment (the “Patent Assignment”), and Acquisition Sub granted PGS a non-exclusive license to use the Patents in the operation of the PGS business by entering into a patent license agreement (the “Patent License Agreement”). The Patents are identified under “Intellectual Property” in Item 2.01 below. The Seller also assigned to PGS the trademarks used in the PGS business together with the associated goodwill, pursuant to a Trademark Assignment Agreement (the “Trademark Assignment”).

The foregoing is qualified in its entirety by reference to the Patent Assignment, the Patent License Agreement and the Trademark Assignment, copies of which are filed as Exhibits 10.3, 10.4 and 10.5 and hereto and incorporated herein by reference.

Assignment of Distributor Agreement

At the Closing, the Seller assigned the Distributor Agreement to PGS pursuant to an Assignment of Distributor Agreement, which identifies the Distributor Agreement as a letter agreement dated December 11, 2023 and effective as of May 8, 2023.

The foregoing is qualified in its entirety by reference to the Distributor Agreement and the Assignment of Distributor Agreement, copies of which are filed as Exhibits 10.2 and 10.6 hereto and incorporated herein by reference.

Wanke Employment Agreement

In connection with the Closing, PGS and Mr. Wanke entered into the Wanke Employment Agreement, under which Mr. Wanke serves as Chief Executive Officer of PGS for a term of three (3) years. Mr. Wanke receives an initial base salary of $118,000, subject to an interim review ninety (90) days after commencement to determine when to increase his base salary to $170,000, and to annual review thereafter. Mr. Wanke is also eligible for bonuses under a bonus program based on the achievement of quarterly EBITDA milestones, to be mutually agreed by the parties ninety (90) days after commencement for the first year of the term and thirty (30) days before the start of each subsequent year, measured by the improvement or increase over projected or budgeted EBITDA results for the PGS operations.

Under the Wanke Employment Agreement, subject to the approval of the Board or its Compensation Committee, the Company agreed to grant Mr. Wanke, as of his start date, an option to purchase a number of shares of the Company’s common stock equal to a value of $730,000, based on the fair market value of the common stock at the time of the grant. The option vests and becomes exercisable over a three (3) year period, with one-third (1/3) of the underlying shares vesting on the first anniversary of his start date and the remaining two-thirds (2/3) vesting in equal annual installments over the following two (2) years, in each case subject to his continued employment through the applicable vesting date. Mr. Wanke is also eligible for an annual discretionary bonus of up to fifty percent (50%) of his base salary, payable in non-qualified stock options or restricted stock units of the Company as determined by the board of managers of PGS and the Board, based on an evaluation of his performance by the authorized manager of PGS and the Chief Executive Officer of the Company, vesting in equal installments over the one-year period following the date of grant. Mr. Wanke is also entitled to participate in PGS’s benefit plans, with PGS paying his medical and dental premiums, to reimbursement of business expenses, and to paid vacation and personal days.

If PGS terminates Mr. Wanke without Cause (including as a result of his death or disability), if he resigns for Good Reason, or if his term is not renewed by PGS, Mr. Wanke is entitled to twelve (12) months of base salary continuation, payment of accrued compensation and benefits, and accelerated vesting of his outstanding equity awards. “Cause” means (i) acts of fraud, theft or embezzlement in connection with the performance of his duties, (ii) conviction of any felony, including any plea of guilty or nolo contendere, or (iii) providing services in any capacity to a business in direct competition with PGS. “Good Reason” means (i) a material reduction in his base salary from one year of the term to another, or in his bonus milestones or bonus potential, (ii) a material reduction in his duties and responsibilities, including a material reduction in status or a requirement that he report to any person or entity other than the board of managers of PGS and the Chief Executive Officer of the Company, (iii) a material breach of the Wanke Employment Agreement by PGS, or (iv) a change in his place of work. Mr. Wanke may not resign for Good Reason unless he gives the board of managers of PGS written notice of the condition within thirty (30) days after it first occurs, PGS fails to cure the condition within thirty (30) days after receiving that notice, and his resignation is effective within thirty (30) days after the expiration of the cure period.

Mr. Wanke is subject to a confidentiality covenant and, during the term and for two (2) years following termination of his employment, to covenants not to compete with PGS or to solicit its customers, employees or suppliers, subject to an exception permitting passive investments of not more than 5% of a publicly traded competitor. PGS is entitled to injunctive relief for a breach of those covenants without posting a bond. In the event of a sale of PGS substantially as an entirety, if the Wanke Employment Agreement is not assigned to and assumed by the acquiring or surviving entity, Mr. Wanke is entitled to a lump sum equal to his remaining base salary for the term plus accrued compensation and benefits, and any unvested equity awards held by Mr. Wanke will fully vest upon such change of control whether or not the agreement is assumed.

The foregoing is qualified in its entirety by reference to the Wanke Employment Agreement, a copy of which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

Shell Company Transaction; Form 10 Information

As described in the “Introductory Note” above, immediately prior to the Closing, the Company was a “shell company” as defined in Rule 12b-2 under the Exchange Act, and completion of the transactions described above has had the effect of causing the Company to cease being a shell company.

Accounting Treatment of the Merger

The Company has concluded that it is the accounting acquirer in the Merger and that the Merger is to be accounted for as a business combination under Accounting Standards Codification Topic 805, Business Combinations, rather than as a reverse acquisition or a reverse recapitalization. Applying the factors in ASC 805-10-55-11 through 55-15 to a combination effected by the exchange of equity interests, the Company considered that Acquisition Sub acquired eighty percent (80%) of the membership interests in PGS and appoints all three (3) of its managers, that the Board and the Company’s executive officers did not change and no seller party holds any right to designate a director, and that the Merger Consideration represents approximately 21.5% of the Company’s voting securities on an as-converted basis, subject to a beneficial ownership limitation on conversion.

The Company accordingly expects to record the identifiable assets acquired and liabilities assumed of PGS at their acquisition-date fair values, a non-controlling interest in Mr. Wanke’s retained twenty percent (20%) membership interest, and goodwill to the extent the fair value of the consideration transferred and of that non-controlling interest exceeds the fair value of the identifiable net assets acquired. The consideration transferred will be measured at the acquisition-date fair value of the 47,500 shares of Series J Preferred Stock issued as the Merger Consideration and, because the Patents were assigned directly to Acquisition Sub rather than held by PGS, must be allocated between the business of PGS and the Patents. These measurements require significant judgment and remain subject to completion of a valuation of the consideration transferred and of the assets acquired.

FORM 10 INFORMATION

The following information is provided pursuant to Item 2.01(f) of Form 8-K and corresponds to the disclosure requirements of a registration statement on Form 10 under the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations, and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions, and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described in the “Risk Factors” section below, these risks and uncertainties include: our ability to successfully integrate PGS and realize the anticipated benefits of the acquisition; our dependence on PGS as our sole operating business and on a small number of suppliers for PGS’s principal products; our ability to expand our direct, general contractor and government sales channels and the PGS dealer and distributor network; the concentration of PGS’s revenues in a single industry and geographic region; our ability to attract and retain key personnel, including the manager of PGS; our failure to compete effectively in the safety and security glass industry; our history of losses, deficiency in working capital and stockholders’ equity and our ability to achieve sustained profitability; substantial doubt about our ability to continue as a going concern and material weaknesses in internal control over financial reporting; our ability to obtain additional financing on acceptable terms; remaining liabilities and indebtedness that could adversely affect our business, financial condition and results of operations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic and political conditions in the United States and global economies or financial markets.

These forward-looking statements represent our estimates and assumptions only as of the date of this report and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described in the “Risk Factors” section below, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

Description of Business

Overview

Following the Closing, the Company conducts its operations through PGS, in which the Company holds an indirect eighty percent (80%) membership interest through Acquisition Sub, with the remaining twenty percent (20%) membership interest held by Mr. Wanke. PGS, which also does business as A1 Glass Coating, is a Texas limited liability company formed in 2021 and headquartered in Universal City, Texas, in the San Antonio metropolitan area. PGS is the North American distributor of C-Bond products and markets, sells and installs nanotechnology-based glass strengthening and ballistic-resistant window film systems that are designed to protect building occupants and property against ballistic attack, forced entry, blast, severe windstorms and flying debris. PGS sells and installs these products directly, and also sells product to a nationwide network of more than 35 authorized dealers and distributors, serving educational institutions, general contractors, federal, state and local government agencies, airports, law enforcement agencies, commercial and industrial property owners and residential customers, principally in the United States. C-Bond products have been installed in more than 150 schools and at major facilities including Los Angeles International Airport, George Bush Intercontinental Airport, the Federal Bureau of Investigation, the Los Angeles Police Department and the Houston Fire Department. PGS’s revenues are derived primarily from commercial film installation and, to a lesser extent, retail automotive film installation.

Products and Services

PGS’s principal products are C-Bond Secure, a glass strengthening primer and window film mounting solution, and C-Bond BRS, a ballistic-resistant film system. PGS also offers solar, decorative, reflective and other specialty window films. PGS delivers these products principally through direct sales to end users, in which PGS both supplies the product and performs the installation, and to a lesser extent through sales to authorized dealers and distributors, which purchase product from PGS and perform installation for their own customers. PGS also derives revenue from repeat maintenance, warranty and upgrade work for existing customers.

C-Bond Secure. C-Bond Secure is a patented, water-based, non-toxic nanotechnology solution that is applied to glass to increase its strength and flexibility, improve the adhesion of window film to glass, reduce film curing time, and modify the failure pattern of glass in the event of breakage. C-Bond Secure may be used as the mounting solution for any type of window or glass film in place of conventional soap and water, without additional labor cost. The patent-protected formula uses a Silane Coupling Agent, Acrylate Epoxy Adhesive and Self-Assembling Mechanism developed in part in conjunction with Rice University. C-Bond Secure has been tested by independent laboratories, including at Rice University in accordance with ASTM C-1499 (glass strength, validated to provide a 55% improvement) and ASTM C-3330 (film peel strength), at Stork Laboratories in accordance with CPSC 1201.4 (forced entry impact), at the Miami-Dade Hurricane Testing Center in accordance with applicable ASTM wind and storm standards, and at ABS Consulting in accordance with ASTM F1642-04 and GSA TS01-2003 (blast mitigation).

C-Bond BRS. C-Bond BRS is a ballistic-resistant film system consisting of a proprietary multi-layer security film applied to specified glass configurations using C-Bond Secure as the mounting solution. C-Bond BRS has been validated by independent laboratories to provide ballistic protection at National Institute of Justice (“NIJ”) Levels I, II and IIA and under Underwriters Laboratories standard UL 752 by H.P. White Laboratories, and at NIJ Level III by Element U.S. Space & Defense, covering munitions ranging from .22 long rifle and .38 magnum to 9mm, .357 magnum and 5.56x45mm with appropriate glass and film configurations. Because C-Bond BRS is applied to existing glass, it can be installed or retrofitted into existing framing systems without structural changes to the building, and it is substantially lighter and less expensive than traditional ballistic glass or polycarbonate alternatives. PGS believes C-Bond BRS is the only film-to-glass system validated to these ballistic standards and the only such system offering one-way ballistic capability, which is designed to stop incoming projectiles while permitting return fire from the protected side.

Customers and Suppliers

Customers. PGS’s customers include public school districts, general contractors, colleges and universities, federal, state and local government agencies, airports, law enforcement and emergency services agencies, healthcare facilities, commercial and industrial property owners and residential customers. C-Bond products have been installed in more than 150 schools as well as at major airports including Los Angeles International Airport and George Bush Intercontinental Airport, law enforcement agencies including the Los Angeles Police Department and the Federal Bureau of Investigation, and the Houston Fire Department. For the year ended December 31, 2025, no customer accounted for more than ten percent (10%) of PGS’s sales. For the year ended December 31, 2024, one customer accounted for 23.0% of PGS’s sales. Because PGS’s revenues are project-based, the customers that account for a significant portion of sales vary from period to period. PGS’s accounts receivable are more concentrated than its sales: at December 31, 2025, three customers accounted for 60.5% of the total accounts receivable balance, representing 24.3%, 23.4% and 12.8%, respectively, and at December 31, 2024, two customers accounted for 37.8% of that balance, representing 21.4% and 16.4%, respectively.

Suppliers. PGS does not manufacture the products it sells. PGS obtains C-Bond Secure from CB Nanoshield under the Distributor Agreement, which was assigned to PGS in connection with the Closing and under which CB Nanoshield manufactures and supplies product against purchase orders at a fixed price, neither party is obligated to purchase or sell any minimum quantity, and either party may terminate on sixty (60) days’ notice prior to the annual anniversary date. CB Nanoshield manufactures that product under a patent and know-how license granted by C-Bond Systems LLC, as described under “Intellectual Property” below. PGS purchases substantially all of its inventory from four suppliers, and the loss of those suppliers could have a material adverse effect on its results of operations and financial condition. PGS does not own the formulations for, or the right to manufacture, the C-Bond Secure and C-Bond BRS products. PGS believes that, if necessary, alternate vendors could supply similar products in quantities adequate to avoid material disruption to its operations, although an alternative product may not carry the ballistic, forced entry, blast and safety certifications described above.

Sales and Marketing

PGS sells its products primarily through direct sales to end users, including as a subcontractor to general contractors, and to a lesser extent through a network of authorized dealers and distributors located throughout the United States. PGS’s dealer and distributor agreements are entered into on a standard form under which the dealer or distributor submits purchase orders at prices quoted by PGS, PGS may accept or reject any order in its sole discretion, and PGS may establish and change credit terms and limits. Those agreements provide that PGS will not change prices without ten (10) days’ prior written notice, that risk of loss passes to the dealer or distributor upon loading at PGS’s facility, that PGS retains a purchase money security interest in the products sold until payment, that dealers and distributors may resell only to end users except as expressly permitted, and that PGS’s liability is limited to the purchase price paid and excludes incidental, special and consequential damages, with any action required to be commenced within one year after the cause of action accrues. The agreements are non-exclusive, do not obligate the dealer or distributor to purchase or PGS to sell, and may be terminated by either party at any time in its sole discretion. PGS markets its products by emphasizing the independent third-party validation of its product performance, the cost and weight advantages of a film retrofit relative to ballistic glass and polycarbonate alternatives, and its installed base of referenceable public-sector and institutional customers.

Growth Strategy

The Company intends to operate PGS as the initial platform of a diversified holding company focused on the safety and security technology sector. The Company’s growth strategy for the acquired business consists of (i) expanding the authorized dealer and distributor network in order to increase geographic coverage without a proportional increase in capital expenditures, (ii) increasing direct sales to educational institutions, government agencies and airports, including through development of government contracting channels, (iii) investing in sales infrastructure and marketing, and (iv) pursuing additional acquisitions of proven, revenue-generating safety and security technology businesses that can be integrated with PGS or operated alongside it. The Company has identified additional acquisition candidates in adjacent verticals but has not entered into any definitive agreement with respect to any such acquisition. The Company’s ability to implement this strategy will depend on its ability to obtain additional financing on acceptable terms, and there can be no assurance that the Company will do so or that any element of this strategy will be successfully implemented.

Regulatory

PGS’s business is not subject to industry-specific federal licensing or approval requirements. PGS is subject to federal, state and local laws of general application, including workplace health and safety requirements administered by the Occupational Safety and Health Administration and comparable state agencies, laws governing the handling, storage and transportation of the chemical products used in its installations, state and local contractor licensing, registration and permitting requirements applicable to installation work, and, in connection with sales to public school districts and government agencies, procurement, bidding and background check requirements. PGS holds the licenses, permits and other governmental authorizations that are material to the conduct of its business, and PGS has not received notice that any governmental authority intends to cancel, terminate or decline to renew any of them. The ballistic, forced entry, blast, hurricane and glass strength performance standards referenced above, including those of the NIJ, Underwriters Laboratories, ASTM International, the Consumer Product Safety Commission and the General Services Administration, are voluntary product performance standards verified by independent testing laboratories and are not governmental licenses or approvals.

Intellectual Property

In connection with the Closing, Acquisition Sub acquired the four (4) United States patents listed below from the Seller pursuant to the Patent Assignment. The patented technology, which was developed in part in conjunction with Rice University, relates to nanotechnology compositions and processes that bond within microscopic defects in glass to increase its strength and resistance to crack propagation.

(i) U.S. Patent No. 10,155,877, Materials, treatment compositions, and material laminates, with carbon nanotubes, issued December 18, 2018; (ii) U.S. Patent No. 10,273,347, Nano-(multifunctional) solutions for glass and glass products: heterogeneous nano-self-assembly and/or coating, issued April 30, 2019; (iii) U.S. Patent No. 10,696,583, Composition for strengthening glass, issued June 30, 2020; and (iv) U.S. Patent No. 11,247,938, Emulsion Compositions and Methods for Strengthening Glass, issued February 15, 2022.

The Patents are held by Acquisition Sub and not by PGS. In connection with the Closing, Acquisition Sub granted PGS a non-exclusive license to use the Patents in the operation of the PGS business pursuant to the Patent License Agreement. In addition, in connection with the Closing, the Seller assigned to PGS the intellectual property rights necessary for PGS to continue using the trade names and trademarks associated with the PGS business, including the Patriot Glass Solutions and A1 Glass Coating names, and confirmed that all maintenance fees with respect to those rights were current. PGS does not own the formulations for, or the right to manufacture, the C-Bond Secure and C-Bond BRS products. Its right to purchase C-Bond Secure derives from the Distributor Agreement with CB Nanoshield, and CB Nanoshield’s right to manufacture that product derives from a patent and know-how license granted by C-Bond Systems LLC dated June 15, 2023, as amended February 2, 2024, to which neither PGS nor Acquisition Sub is a party.

Competition

The markets in which we operate are highly competitive and fragmented. PGS competes principally against (i) manufacturers and installers of traditional laminated ballistic glass and polycarbonate glazing systems, which generally require full glass or frame replacement, (ii) other suppliers and installers of safety, security and solar window films, many of which are affiliated with large diversified manufacturers with substantially greater financial, technical and marketing resources than the Company, and (iii) regional and local window film installation contractors. PGS competes on the basis of the independently validated ballistic and safety performance of its products, the ability to retrofit existing glass without structural modification, the lower installed cost and weight of its systems relative to ballistic glass and polycarbonate alternatives, optical clarity, its installed base of public-sector and institutional references, and the reach of its dealer network. Some competitors offer broader product lines, longer operating histories and greater brand recognition, and PGS’s competitive position depends in part on its continued access to the C-Bond Secure and C-Bond BRS products under the Distributor Agreement.

Employees

As of the Closing Date, the Company had one (1) full-time employee and one (1) part-time employee, and PGS had thirteen (13) full-time employees, one (1) part-time employee and three (3) independent contractors. Certain employment, payroll and benefits administration functions for the PGS workforce are provided through a professional employer organization arrangement. None of the employees of the Company or PGS is represented by a labor union or covered by a collective bargaining agreement, and neither the Company nor PGS has experienced any material labor interruption. The Company considers its relations with its employees and independent contractors to be good.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this Current Report, including our audited annual and interim unaudited financial statements, unaudited pro forma financial statements and the related notes included in this Current Report, before deciding to invest in our common stock. Following the Closing, our operations consist principally of the business of PGS, in which we hold an indirect eighty percent (80%) membership interest. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to Our Business and Operations

We were a shell company immediately prior to the Closing and have no history of operating the acquired business.

Immediately prior to the Closing, we were a shell company with no or nominal operations, having previously wound down our legacy operations. Our management has not previously operated a safety and security products business, and we have no operating history as a combined enterprise. Our historical financial statements reflect a shell company without meaningful revenues and are not indicative of our future results of operations, and the historical financial statements of PGS reflect the operation of that business as a privately held company under different ownership and without the costs and obligations associated with being part of a public reporting company. As a result, there is limited information on which you can evaluate our business and prospects, and we may be unable to operate the acquired business profitably or to manage it effectively.

All of our revenues are derived from a single operating business in which we hold only an eighty percent interest.

Following the Closing, all of our revenues and operating cash flows are derived from PGS. We have no other material operating business, and we are therefore dependent on a single business operating in a single industry and, to a significant extent, in a single geographic region. We are a holding company and depend on distributions from PGS to fund our corporate obligations. Because we hold only an eighty percent (80%) membership interest in PGS, twenty percent (20%) of any distributions made by PGS is payable to the holder of the retained minority interest rather than to us, and PGS may be unable, or may determine not, to make distributions in amounts sufficient to fund our obligations. Any deterioration in the business, financial condition or results of operations of PGS would have a disproportionate effect on us.

We will require additional capital to implement our business strategy, and additional capital may not be available on acceptable terms.

Our business strategy contemplates expanding the PGS dealer and distributor network, developing direct and government sales channels, investing in sales and marketing infrastructure and pursuing additional acquisitions. Each of these initiatives requires capital that we do not currently have, and we have no committed source of additional financing. If we raise additional capital through the sale of equity or convertible securities, our existing stockholders will experience dilution, and any such securities may have rights, preferences and privileges senior to those of our common stock. If we incur indebtedness, we may become subject to covenants restricting our operations and to debt service obligations that reduce cash available for the business. If we are unable to obtain additional capital when needed and on acceptable terms, we may be required to delay, reduce or abandon elements of our business strategy, and our ability to continue as a going concern may be adversely affected.

There is substantial doubt about our ability to continue as a going concern.

The report of the independent registered public accounting firm on the audited financial statements of PGS contains an explanatory paragraph stating that PGS’s working capital deficit, members’ deficit and accumulated deficit raise substantial doubt about its ability to continue as a going concern. At December 31, 2025, PGS had a working capital deficit of $150,574, a members’ deficit of $26,152 and an accumulated deficit of $645,380, and at June 30, 2026, PGS had a working capital deficit of $183,799, a members’ deficit of $108,813 and an accumulated deficit of $728,041. Our own financial statements have disclosed substantial doubt about our ability to continue as a going concern, and at June 30, 2026 we had cash of $29,082, a working capital deficit of $9,134,091 and an accumulated deficit of $148,365,105. The Closing does not alleviate these conditions. We are a holding company with no independent operations, and we depend on distributions from PGS, of which twenty percent (20%) is payable to the holder of the retained minority interest rather than to us. Our plans depend on raising additional capital and on PGS continuing to generate positive operating cash flow, and we have no committed source of additional financing. If we are unable to accomplish these objectives, we may be required to curtail or cease operations, and holders of our securities could lose all or part of their investment. The financial statements included in this Current Report do not include any adjustments that might result from the outcome of this uncertainty.

Our disclosure controls and procedures are not effective, and material weaknesses have been identified in the internal control over financial reporting of PGS.

PGS has operated as a privately held company and has not been required to design or maintain internal control over financial reporting sufficient to meet the standards applicable to a public reporting company, to prepare financial statements on a timely basis in accordance with the requirements applicable to public companies, or to comply with Section 404 of the Sarbanes-Oxley Act of 2002. Certain financial information of PGS has historically been prepared on a cash basis. We have limited accounting and financial reporting personnel, and, as disclosed in our periodic reports, management has concluded that our disclosure controls and procedures are not effective. In connection with the audit of PGS, the independent registered public accounting firm identified material weaknesses in the internal control over financial reporting of PGS consisting of a lack of segregation of duties within the accounting function, the absence of multiple levels of management review of complex accounting matters, limitations in the job management system used by PGS that prevented it from functioning as a complete accounting and financial reporting system and delayed the delivery of financial reporting data, and the absence of third-party evidence of job completion supporting certain revenues recognized in 2025. It also identified significant deficiencies relating to the periodic review of liability accounts and period-end accruals, the recording and valuation of notes payable and the analysis of the allowance for credit losses. Remediating these weaknesses will require us to implement monitoring procedures, to obtain independent review of complex accounting transactions and to invest in accounting systems and personnel, and we may be unable to do so on a timely basis or at all. If we are unable to remediate these or any additional deficiencies, or if we otherwise fail to establish and maintain effective internal control over financial reporting and effective disclosure controls and procedures, we may be unable to report our financial results accurately or on a timely basis, which could result in restatements of our financial statements, regulatory action, a loss of investor confidence and a decline in the value of our securities.

We depend on a small number of key personnel, and the loss of any of them could disrupt our business.

Our future success depends on the continued service of our executive officers and of the management of PGS. In particular, the PGS business has been led by Mr. Wanke, who retained a twenty percent (20%) membership interest in PGS and who is party to the Wanke Employment Agreement. Mr. Wanke has relationships with PGS’s dealers, distributors, customers and suppliers, and technical knowledge concerning the specification and installation of PGS’s products, that would be difficult to replace. We do not maintain key person life insurance on any of our personnel. The loss of the services of Mr. Wanke or of our executive officers, or our inability to attract and retain qualified sales, technical and installation personnel, could disrupt our operations and impair our ability to execute our business strategy.

We may be unable to integrate PGS successfully or to realize the anticipated benefits of the acquisition.

The acquisition of PGS is our first acquisition in the safety and security technology sector and is intended to serve as the platform for our future operations. Integration will require us to establish financial reporting, disclosure, budgeting and internal control processes at PGS that are appropriate for a subsidiary of a public reporting company, to implement management oversight of a business located remotely from our executive offices, and to devote management attention and resources that would otherwise be directed to operating the business. We may encounter difficulties that we did not anticipate, including the loss of customers, dealers, distributors, employees or suppliers, unanticipated costs and liabilities, and the diversion of management attention. If we are unable to integrate PGS effectively, we may fail to realize the revenue growth, operating efficiencies and other benefits we expect from the acquisition, and the consideration we paid may prove to have exceeded the value of what we acquired.

The audited financial statements of PGS reflect matters that were not apparent from the financial information on which we evaluated the acquisition, and further adjustments to the unaudited interim financial statements of PGS may be required.

Certain financial information of PGS that we reviewed in evaluating the acquisition was unaudited, was prepared by PGS’s management and was in part prepared on a cash basis. The audit of PGS for the years ended December 31, 2025 and 2024 has since been completed, and the audited financial statements filed with this Current Report reflect matters that include an explanatory paragraph regarding PGS’s ability to continue as a going concern, full impairment of goodwill and other intangible assets of $529,402 recognized in 2024, and the recognition of $291,000 of secured promissory notes payable to related parties on which PGS is jointly and severally liable and which are in default. In the course of the audit, adjustments were identified with respect to unrecorded accrued rent and accrued interest payable to related parties, the recording of notes payable, including approximately $81,000 of obligations arising from joint and several liability provisions, and an increase in the allowance for credit losses. The unaudited interim financial statements of PGS remain subject to year-end audit adjustment, and the unaudited pro forma financial information giving effect to the acquisition depends on a valuation of the consideration transferred and of the assets acquired that has not been completed. Further adjustments could be material and could cause our reported financial position and results of operations to differ from the information on which we based our evaluation of the transaction and our determination of the consideration paid.

PGS purchases substantially all of its inventory from a small number of suppliers and obtains its principal products under a single distributor agreement.

PGS does not manufacture the products it sells. PGS purchases substantially all of its inventory from four suppliers, and it obtains C-Bond Secure, one of its two principal products, solely under the Distributor Agreement, which renews annually and may be terminated by either party on sixty (60) days’ notice prior to the anniversary date. C-Bond Secure is manufactured by CB Nanoshield under a license from C-Bond Systems LLC. PGS has no alternative source of supply for its principal products and does not own the formulations for, or the right to manufacture, those products. If the Distributor Agreement were terminated, were not renewed, or were amended on terms adverse to PGS, if any of these suppliers were unable or unwilling to fill orders on a timely basis or at acceptable prices, or if any of them were to experience financial difficulty, a business interruption or a change of control, PGS could be unable to fill customer orders and our revenues and results of operations would be materially and adversely affected. Although PGS believes that alternate vendors could supply similar products in adequate quantities if necessary, qualifying a substitute product would take time, and any substitute product may not carry the ballistic, forced entry, blast and safety certifications on which PGS’s marketing and pricing depend.

PGS may have liabilities that were not disclosed to us, and our recourse for undisclosed liabilities is limited.

Although we conducted due diligence prior to the Closing, PGS may have liabilities or obligations, including tax, employment, warranty, product liability, environmental and contractual liabilities, that were not disclosed to us or that exceed the amounts disclosed. Prior to the Closing, PGS was subject to a number of financing arrangements, including merchant cash advance obligations on which it defaulted in February 2025, and which were subsequently settled, and equipment and vehicle financing. Although the Purchase Agreement required delivery of evidence that liens on the assets of PGS had been terminated and released, including through the filing of UCC-3 termination statements, and that PGS had been released as a maker under certain secured promissory notes, we may nonetheless become subject to claims relating to these or other pre-Closing matters. Our indemnification rights under the Purchase Agreement are subject to significant limitations. If PGS has material undisclosed liabilities, we may bear the cost of them without effective recourse.

The operating business depends on intellectual property that it does not own, and the value of the acquired Patents depends on our ability to maintain and enforce them.

The Patents acquired in the transaction are held by Acquisition Sub rather than by PGS, and PGS uses them under a non-exclusive license granted by Acquisition Sub. PGS does not own the formulations for the C-Bond Secure or C-Bond BRS products or the right to manufacture them; its right to purchase C-Bond Secure derives from the Distributor Agreement, and CB Nanoshield’s right to manufacture that product derives from a patent and know-how license granted by C-Bond Systems LLC to which we are not a party. As a result, the operating business depends on contractual rights that could be terminated, challenged or determined to be unenforceable, including one to which we have no privity. The value of the Patents depends on our ability to pay maintenance fees and otherwise maintain them, to defend them against assertions of invalidity or unenforceability, and to detect and enforce them against infringers, each of which requires financial and management resources that we may not have. The technology underlying the Patents was developed in part in conjunction with a university, and third parties may assert rights in, or claims relating to, that technology. If the Patents were invalidated, circumvented, designed around or allowed to lapse, or if either the license to PGS or the license on which CB Nanoshield depends were terminated, the competitive advantages on which PGS’s products rely could be diminished or lost.

PGS conducts its operations from a single leased facility that it leases from a related party.

PGS conducts its operations from a single leased facility in Universal City, Texas, which it leases from an entity affiliated with the holder of the retained minority interest in PGS. In connection with the Closing, that lease was amended to exercise the first of two five-year renewal options, as described under “Properties” below. Following expiration of the renewal term, we would be required to exercise the remaining renewal option or to negotiate a new lease, and we have no assurance that we could do so on acceptable terms. Any damage to, or interruption at, that facility, whether resulting from severe weather, fire, loss of utilities or other causes, would disrupt PGS’s ability to fill orders and perform installations, and we do not maintain an alternative facility. In addition, because the landlord is a related party, the lease may not be on terms that could be obtained from an unaffiliated third party, and a dispute with the landlord could result in the loss of the facility.

Adverse macroeconomic conditions, including inflation, elevated interest rates and labor shortages, could increase our costs and reduce demand for our products.

Our results of operations are affected by general economic conditions, including inflation, interest rates, employment levels, the availability and cost of skilled labor, construction and renovation activity, and the fiscal condition of state and local governments and school districts. Inflation increases the cost of the products we purchase, the labor required to install them, and the transportation, insurance and facility costs we incur. Because PGS frequently commits to pricing at the time a bid is submitted or an order is accepted, and performs the installation later, cost increases arising in the interim may not be recoverable from the customer. Elevated interest rates increase the cost of any financing we obtain, may reduce the funds available for capital projects by our commercial and institutional customers, and may increase the cost of the bond and grant financing on which public-sector customers depend. Shortages of qualified installation labor, or increases in wage rates, could constrain our ability to complete projects on schedule or at anticipated margins. A slowdown in commercial construction and renovation activity, a deterioration in state or local government finances, or a broader economic downturn could reduce or defer demand for our products and adversely affect our revenues and results of operations.

Supply chain disruption, trade measures and raw material shortages could prevent us from filling customer orders.

Because PGS purchases finished product from a small number of suppliers and does not manufacture, we have no ability to substitute internal production for purchased product. Our suppliers depend on their own manufacturing capacity, raw material inputs, specialty film substrates, chemical components and packaging, and on third-party logistics providers, any of which may be disrupted by supplier or carrier failures, capacity constraints, raw material shortages, port or transportation congestion, labor disputes, natural disasters, severe weather, public health events, cyber incidents, armed conflict or geopolitical instability. Tariffs, duties, export controls, sanctions and other trade measures affecting imported films, chemicals or components could increase the cost of the products we purchase or restrict their availability, and we may be unable to pass those increases on to customers. Any interruption in the supply of product, or any material increase in its cost, could prevent us from filling customer orders on schedule, cause us to incur penalties or lose projects, damage our relationships with dealers, distributors and institutional customers, and adversely affect our revenues, margins and results of operations.

Our ability to use our net operating loss carryforwards to offset future taxable income may be limited.

We have incurred losses in prior periods and may have net operating loss carryforwards and other tax attributes available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, and comparable state provisions, if a corporation undergoes an “ownership change,” generally defined as a greater than fifty percent change in the ownership of its stock by five percent stockholders over a rolling three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset post-change taxable income is subject to an annual limitation. The issuance of the Series J Preferred Stock as the Merger Consideration, together with prior and future issuances of our securities, conversions of our outstanding preferred stock and transfers among our stockholders, may result in one or more ownership changes. We have not completed a study to determine whether an ownership change has occurred or the extent of any resulting limitation. If our ability to use these attributes is limited, or if the attributes expire before we generate sufficient taxable income to use them, we may be required to pay cash income taxes earlier and in greater amounts than we would otherwise, which would reduce our cash flows and the value of these attributes.

We operate in highly competitive and fragmented markets, and many of our competitors have substantially greater resources than we do.

PGS competes against manufacturers and installers of traditional laminated ballistic glass and polycarbonate glazing systems, against other suppliers and installers of safety, security and solar window films, and against regional and local window film installation contractors. Many of these competitors are affiliated with large, diversified manufacturers and have substantially greater financial, technical, manufacturing, sales and marketing resources, longer operating histories, broader product lines and greater brand recognition than we do. Competitors may develop or obtain certification for competing film systems, may bundle competing products with other offerings, may reduce prices to gain market share, or may enter into exclusive arrangements with dealers, distributors or customers. Barriers to entry in window film installation services are low. If we are unable to compete effectively, we may lose customers, dealers or distributors, may be required to reduce our prices, or may be unable to grow our revenues, any of which would adversely affect our results of operations.

We depend on public-sector and institutional customers whose purchasing decisions are subject to budget appropriations and procurement processes outside our control.

A substantial portion of PGS’s revenues is derived from public school districts, government agencies, airports and law enforcement agencies. Purchases by these customers depend on the availability of budget appropriations, grant funding and bond proceeds, on competitive bidding and procurement requirements, and on political and administrative priorities, none of which we control. Sales cycles for these customers are often lengthy and unpredictable, and awards may be delayed, reduced, cancelled or awarded to competitors. Contracts with governmental customers may permit termination for convenience, may be subject to audit and to compliance obligations that do not apply to commercial customers, and may expose us to penalties or debarment in the event of non-compliance. Reductions in public funding for school and facility security, changes in funding priorities, or delays in procurement would reduce demand for our products and adversely affect our revenues and results of operations.

Our revenues are project-based and have fluctuated significantly from period to period, and prior results are not indicative of future performance.

PGS derives its revenues principally from discrete installation projects rather than from long-term contracts or committed recurring revenue arrangements. The timing and size of individual projects, particularly larger commercial and institutional installations, cause PGS’s revenues and results of operations to fluctuate significantly from month to month and from period to period. Net sales of PGS were $2,607,600 for the year ended December 31, 2025 and $3,056,670 for the year ended December 31, 2024, a decrease of approximately 14.7%, and PGS reported net income of $422,044 in 2025 compared to a net loss of $940,041 in 2024. A small number of projects may account for a significant portion of revenues in any given period, and the completion, deferral, reduction or cancellation of any such project can have a disproportionate effect on results for that period. Because a substantial portion of PGS’s operating costs, including facility costs and salaries, does not vary with revenue in the short term, a decline in project volume would result in a proportionately greater decline in operating results. Results for any prior period should not be relied upon as an indication of results for any future period.

Demand for our products depends on perceptions of security threats and on regulatory mandates that may not continue.

Demand for ballistic-resistant and forced-entry protective products is driven substantially by heightened concern regarding violent incidents at schools and public facilities, by government mandates and building code requirements relating to protective glazing, and by defense and infrastructure spending. Demand may be episodic, increasing following highly publicized incidents and declining thereafter, which makes planning of capacity, inventory and personnel difficult. If anticipated mandates or code requirements are not adopted, are delayed, are repealed or are satisfied through alternative technologies, or if public concern regarding these threats diminishes, demand for our products could decline. Published estimates of the size and growth of the safety and security glass and window film markets reflect the assumptions of the third parties that prepared them, may prove inaccurate, and in any event do not indicate the portion of those markets that we will be able to address.

Our margins vary by sales channel and product, and we may be unable to maintain them.

PGS realizes different margins across its product lines and sales channels, and sales through the general contractor, dealer and distributor channel generally carry lower margins than direct sales and installations. A shift in the mix of our revenues toward lower-margin channels or products would reduce our overall margins even if total revenues increased. Because PGS purchases finished product from a small number of suppliers, increases in the prices charged by those suppliers, or in the cost of labor, transportation or installation materials, may not be recoverable through higher prices to customers, particularly in competitive bidding situations. Dealers and distributors set their own resale prices, and we have no ability to control the prices at which our products are ultimately sold to end users. Competitive pressure, customer consolidation and the availability of lower-cost alternative products may require us to reduce prices or offer discounts, which would adversely affect our margins and results of operations.

Risks Related to the Merger

Our indemnification rights under the Purchase Agreement are subject to significant limitations, and we may be unable to recover for breaches by the seller parties.

The representations and warranties in the Purchase Agreement survive the Closing for only twelve months, and any indemnification claim must be noticed in writing within that period. No indemnification is payable until aggregate losses exceed $50,000, and the maximum aggregate liability of the Seller and the Seller Shareholders may not exceed twenty-five percent (25%) of the Merger Consideration. The obligations of the Seller and the Seller Shareholders are several and not joint, so we must pursue each of them separately for its own share and bear the risk that any of them is unable to pay. Indemnifiable losses are calculated net of amounts recovered or recoverable under insurance policies or from third parties and net of related tax benefits, which may further reduce any recovery. Except in the case of fraud and intentional misrepresentation, indemnification under the Purchase Agreement is our sole and exclusive remedy, and we have waived all other rights, claims and causes of action arising under applicable law. There is no escrow or holdback of the Merger Consideration, and indemnification claims may not be satisfied by cancelling or offsetting against the shares of Series J Preferred Stock we issued. As a result, we may have no effective recourse for a breach discovered after the survival period, for losses below the basket, or for losses in excess of the cap, and we may be required to absorb those losses ourselves.

The parties that received the Merger Consideration made no representations regarding the acquired business, and our only recourse for breaches relating to PGS is against an individual.

Under the Purchase Agreement, the representations and warranties regarding PGS, including those concerning its business, assets, liabilities, financial statements, contracts, permits and compliance with law, were made solely by PGS and by Mr. Wanke, and not by the Seller or the Seller Shareholders, which received the Merger Consideration. The Seller and the Seller Shareholders expressly disclaimed any representation regarding PGS, have no indemnification obligation with respect to PGS, and we released and discharged them from all claims arising from or relating to PGS, its business, operations, assets or liabilities. In addition, all of the representations and warranties of the Seller and the Seller Shareholders are qualified by their actual knowledge, without any duty of inquiry or investigation. Accordingly, our only indemnification recourse for a breach of a representation regarding the acquired business is against Mr. Wanke individually, subject to the same twelve-month survival period and the other limitations described above. Mr. Wanke’s ability to satisfy an indemnification claim depends on his personal financial resources, which may be insufficient, and pursuing a claim against him would place us in an adversarial position with the executive on whose continued service the acquired business depends, and who holds the retained minority interest in PGS.

The Seller is expected to be liquidated, which may leave us without a solvent counterparty for indemnification claims.

The shares of Series J Preferred Stock constituting the Merger Consideration were issued in the name of the Seller and are transferable in equal shares to the Seller Shareholders following the liquidation of the Seller, which the parties contemplated at the time they entered into the Purchase Agreement. The Merger Consideration represents substantially the only asset of the Seller. If the Seller is liquidated and that consideration is distributed to the Seller Shareholders, the Seller may have no assets available to satisfy an indemnification claim, and we would be required to pursue the Seller Shareholders, each only for its several share, or to seek to set aside the distribution. In addition, the Seller has retained post-Closing obligations, including the obligation to prepare and file tax returns for PGS and the Seller for pre-Closing periods at its own expense and to pay amounts due under those returns, and to bear a share of the pre-Closing tax liability of PGS. If the Seller is liquidated without adequate provision for these obligations, we may be required to perform them or to bear the associated cost, and our ability to obtain reimbursement may be limited or unavailable.

The membership interests and Patents we acquired were transferred to the Seller through a strict foreclosure, and a challenge to that transfer could affect our title.

The eighty percent (80%) membership interest in PGS and the Patents that we acquired were transferred to the Seller in January 2025 by C-Bond Systems, Inc. and its affiliates pursuant to a debt forgiveness, equity redemption and strict foreclosure arrangement. Transfers effected through foreclosure or in satisfaction of indebtedness may be subject to challenge by other creditors of the transferor, by a trustee or other representative in a bankruptcy or insolvency proceeding involving the transferor, or by other parties in interest, including on the grounds that the transfer constituted a fraudulent conveyance, a preferential transfer or a transfer for less than reasonably equivalent value, or that it failed to comply with applicable procedural requirements. The Purchase Agreement expressly excludes from the limitations on indemnification any determination of fraudulent conveyance by the Seller, which indicates that the parties considered this possibility. If the transfer to the Seller were successfully challenged, avoided or set aside, our title to the membership interests in PGS or to the Patents could be impaired, we could be required to defend costly litigation, and we could lose all or part of the assets we acquired. Our indemnification recourse in those circumstances would remain subject to the limitations described above.

The Merger may not qualify for the tax treatment the parties intended.

The parties intended that the Merger constitute a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, and we and our subsidiaries represented that we had not taken and would not take any action that would prevent that qualification. We did not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the tax treatment of the Merger. Qualification depends on the satisfaction of factual requirements that are tested at and after the Closing, including requirements relating to the substantially-all test, continuity of interest and continuity of business enterprise, and on the conduct of the parties following the Closing, including the disposition of the shares of Series J Preferred Stock issued as the Merger Consideration and the liquidation of the Seller. If the Internal Revenue Service were to successfully assert that the Merger does not qualify as a reorganization, the Seller and the Seller Shareholders could incur tax liabilities they did not anticipate and could assert claims against us, including claims that we breached our representations regarding the intended tax treatment, and we could incur costs in defending the intended treatment or in addressing the consequences of its failure.

We may bear tax liabilities of PGS relating to periods prior to the Closing.

Under the Purchase Agreement, the Seller and the Seller Shareholders are severally responsible for their pro rata share of eighty percent (80%) of any tax liability of PGS for periods prior to and including the Closing Date, and the Seller is obligated to prepare and file, at its own expense, specified tax returns of PGS and of the Seller for pre-Closing periods and to pay amounts due under those returns. We are responsible for eighty percent (80%) of the tax liability of PGS accruing after the Closing Date, and we are obligated to prepare and file returns covering any period that includes the Closing Date. Notwithstanding this allocation, taxing authorities may assess taxes, interest and penalties for pre-Closing periods directly against PGS, and we may be required to satisfy those assessments in order to avoid liens on the assets of PGS or interruption of its operations. Our ability to obtain reimbursement depends on the willingness and financial ability of the Seller and the Seller Shareholders to perform, which may be impaired following the liquidation of the Seller, and any indemnification claim would remain subject to the limitations described above. In addition, PGS is treated as a pass-through entity for United States federal income tax purposes, and we may be required to include our share of its taxable income in our own income whether or not PGS makes distributions sufficient to fund the associated tax.

We may be required to record impairment charges relating to goodwill or acquired intangible assets.

In accounting for the acquisition, we expect to record identifiable intangible assets, which may include the acquired Patents, customer and dealer relationships and trade names, and we may record goodwill to the extent the consideration transferred exceeds the fair value of the identifiable net assets acquired. Goodwill and indefinite-lived intangible assets are tested for impairment at least annually and more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable, and finite-lived intangible assets are tested when indicators of impairment are present. Impairment testing depends on estimates and assumptions regarding future revenues, margins, growth rates and discount rates. Because the acquired business generates project-based revenues that have fluctuated significantly between periods and depends on a small number of suppliers and a small number of key personnel, actual results may differ materially from the assumptions used. A decline in the performance or prospects of the acquired business, the loss of a supply relationship, an adverse development affecting the Patents, a sustained decline in the market price of our securities, or adverse changes in market or economic conditions could require us to record impairment charges. Any such charge would reduce our reported earnings and stockholders’ equity, and could be material. PGS recognized full impairment charges of $529,402 during the year ended December 31, 2024, consisting of $350,491 of goodwill and $178,911 of other intangible assets, following triggering events that included the loss of funding sources for its growth plan, a decrease in sales due to a slowdown in school-related tinting projects in Texas, and a downward revision to its internal forecasts.

Risks Related to Legal and Regulatory Compliance

Our products are marketed to protect against ballistic and forced-entry threats, and any failure of a product to perform as expected could expose us to substantial product liability and warranty claims.

PGS’s products are marketed and sold for the purpose of protecting building occupants and property against ballistic attack, forced entry, blast and severe weather. The independent laboratory validations on which those representations rest apply only to specified glass thicknesses, film configurations and installation methods, and a product installed on a different substrate or in a different configuration, or installed improperly, may not perform as certified. If a product fails to perform as expected in an actual incident, we could face claims for death, personal injury or property damage, together with claims for breach of warranty, breach of contract, negligence and misrepresentation. Claims of this nature may be brought by parties with whom we have no contractual relationship, including building occupants and their families, and the contractual limitations of liability contained in our customer contracts and subcontracts would not limit those claims. Any such claim, whether or not meritorious, could result in substantial defense costs, damages that exceed our insurance coverage, adverse publicity that damages the reputation on which our marketing depends, and increased insurance premiums or an inability to obtain insurance on acceptable terms. We may also be required to recall or replace products or to remediate completed installations at our own expense.

Our results depend on the quality of our own installation work, and improper installation could expose us to warranty and liability claims.

Substantially all installations of PGS’s products are performed by PGS personnel. The performance of our film systems depends on adherence to specified installation procedures, including surface preparation, film layering and the use of an approved anchoring system, and the manufacturer’s warranty is voided if the application solution is diluted, reused or otherwise altered. Improper installation may cause a product to fail to perform as certified, may result in warranty claims, customer dissatisfaction and remediation costs, and may expose us to liability. Because we self-perform, our ability to complete projects on schedule and at anticipated margins depends on retaining a sufficient number of trained installers, and the loss of installation personnel could delay projects and increase our costs. Installations performed by the independent dealers and distributors that purchase our products are outside our control, and deficient work or other conduct by a dealer or distributor could damage the reputation of our products.

Our marketing relies on comparative and superlative product performance claims that could be challenged.

PGS markets its products using claims regarding their performance relative to competing products, including claims that its film system is the only film-to-glass system validated to certain ballistic standards, the only such system offering one-way ballistic capability, and that its glass strengthening solution is the only patented product of its type that has been scientifically tested and commercially proven. Claims of this nature may be challenged by competitors under federal and state false advertising and unfair competition laws, or by regulators, and defending such a challenge could be costly and could require us to modify our marketing. Our ability to substantiate these claims depends on test reports prepared by independent laboratories with respect to specified product configurations, and those reports may not support the claims as applied to other configurations or as against products introduced by competitors after the tests were conducted. The voluntary standards under which our products were tested may be revised, and certifications may be withdrawn, suspended or become subject to additional requirements, including requirements for retesting at our expense. Any of these developments could deprive us of a principal basis on which we differentiate our products.

We are subject to state and local licensing, permitting and workplace safety requirements, and failure to comply could interrupt our operations.

PGS’s installation activities are subject to state and local contractor licensing, registration and permitting requirements, to building code and inspection requirements, and to workplace health and safety requirements administered by the Occupational Safety and Health Administration and comparable state agencies. PGS also handles, stores and transports chemical products in connection with its installations, which is subject to environmental, health and safety regulation. Sales to public school districts and government agencies may require compliance with procurement, bidding, background check and site access requirements. These requirements differ among jurisdictions, and our expansion into additional jurisdictions will require us to obtain and maintain additional licenses, registrations and permits. If we fail to obtain or maintain a required license, registration or permit, or if we are found to have violated an applicable requirement, we could be subject to fines, penalties, suspension of operations, disqualification from bidding, or claims by customers, and we could be required to cease work in a jurisdiction until the matter is resolved. Compliance costs may increase, and changes in these requirements could require us to modify our installation practices or products.

Our insurance may be insufficient to cover the liabilities we may incur.

We maintain general liability, automobile, property, workers’ compensation and other insurance in amounts that we believe are consistent with the practices of businesses of comparable size, and certain of PGS’s workforce coverages are obtained through a professional employer organization arrangement. Our insurance is subject to policy limits, deductibles, retentions and exclusions, and it may not cover, or may not be sufficient to cover, a claim arising from the failure of a product to protect against a ballistic or forced-entry threat, a claim alleging death or personal injury, a claim relating to installation work performed by an independent dealer or distributor, or a claim relating to our status as a public reporting company. A single significant claim could exceed our available coverage. In addition, insurance for product liability exposures of this nature may become more expensive or unavailable, and our insurers may deny coverage, become insolvent or dispute claims. Any liability that is not covered by insurance, or that exceeds our coverage, would be borne directly by us and could materially and adversely affect our financial condition.

Risks Related to Our Securities and Capital Markets

Because we were a shell company, holders of our restricted securities may not rely on Rule 144 for a substantial period, and we face other limitations applicable to former shell companies.

Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), is not available for the resale of securities initially issued by a shell company unless and until the issuer has ceased to be a shell company, is subject to the reporting requirements of the Exchange Act, has filed all required reports during the preceding twelve months, and has filed with the SEC the information that would be required in a registration statement on Form 10, and at least one year has elapsed since that information was filed. Accordingly, holders of our restricted securities, including the shares of Series J Preferred Stock issued as the Merger Consideration and the shares of common stock issuable upon conversion of those shares, will be unable to rely on Rule 144 for at least one year following the filing of this Current Report, and thereafter only if we remain current in our reporting obligations. If we fail to file any required report on a timely basis, that period may be extended. In addition, we may not use a registration statement on Form S-8 to register securities issued under employee benefit plans until at least sixty days after we have filed the Form 10 information, and we may be unable to use certain abbreviated registration forms. These limitations may reduce the liquidity of our securities, may make it more difficult for us to raise capital or to compensate employees with equity, and may adversely affect the price at which our securities trade.

Conversion of our outstanding preferred stock, including the shares issued as the Merger Consideration, will dilute holders of our common stock.

In connection with the Closing, we issued 47,500 shares of Series J Preferred Stock, having an aggregate stated value of $4,750,000, as the Merger Consideration, and an additional 3,518 shares of Series J Preferred Stock, having an aggregate stated value of $351,800, in satisfaction of the Satisfied Obligations. Shares of Series J Preferred Stock were outstanding prior to the Closing, and shares of our Series H Convertible Preferred Stock, par value $0.001 per share (“Series H Preferred Stock”) also remain outstanding. Each share of Series J Preferred Stock is convertible into shares of our common stock on the terms set forth in the Series J Certificate of Designation, and we are obligated to reserve shares of common stock for issuance on conversion. The number of shares of common stock issuable on conversion of our outstanding preferred stock is substantial, and the issuance of those shares will dilute the ownership and voting interests of holders of our common stock and may adversely affect the market price of our common stock. The conversion price may be subject to adjustment on the occurrence of specified events, including dilutive issuances and stock splits, combinations and recapitalizations, and any such adjustment could increase the number of shares issuable on conversion. Sales of shares of common stock issued on conversion, or the perception that such sales may occur, could further depress the market price of our common stock. Holders of our common stock have no preemptive rights and will not be able to prevent this dilution.

Holders of our preferred stock vote together with our common stock on an as-converted basis and may be able to influence or control matters submitted to stockholders.

The holders of the Series J Preferred Stock are entitled to vote together with the holders of our common stock, on an as-converted to common stock basis, on all matters on which holders of our common stock are entitled to vote, subject to any applicable beneficial ownership limitation set forth in the Series J Certificate of Designation. The shares of Series J Preferred Stock issued as the Merger Consideration were issued to the Seller and are transferable in equal shares to the Seller Shareholders following the liquidation of the Seller. As a result, the Seller Shareholders and the other holders of our preferred stock may hold a significant percentage of our voting power on an as-converted basis without holding any shares of our common stock. Those holders may be able to influence or control the election of directors and the outcome of other matters submitted to a vote of our stockholders, including amendments to our organizational documents, the approval of significant corporate transactions and any proposed change of control. The interests of those holders may differ from the interests of our other stockholders, and this concentration of voting power may delay or prevent a transaction that other stockholders would consider favorable, including a transaction in which holders of our common stock might receive a premium.

There is a limited trading market for our common stock, our common stock has experienced trading tier downgrades, and our common stock is subject to the penny stock rules.

Our common stock is quoted on the over-the-counter market and is not listed on any national securities exchange. Our shares of common stock are quoted on the OTCID Basic Market, having resumed quotation on that market after having been downgraded to the OTC Expert Market on July 17, 2024. Trading in our common stock has been limited and sporadic, the bid and asked prices have been volatile, and an established public trading market for our common stock may not exist or be sustained. Our common stock may in the future be subject to further trading tier changes or restrictions based on our reporting status, financial condition or other factors. As a result, holders may be unable to sell shares at prevailing quoted prices, or at all, and quoted prices may not reflect the value of our business. Our common stock is also subject to the penny stock rules under the Exchange Act, which require broker-dealers effecting transactions in our common stock to deliver a standardized risk disclosure document, to disclose the compensation received by the broker-dealer and the salesperson, to provide monthly account statements, and to make and document a suitability determination for the purchaser before effecting a transaction. These requirements may discourage broker-dealers from effecting transactions in our common stock, may reduce the number of broker-dealers willing to make a market in our common stock, and may further limit the liquidity of our common stock. We do not intend to pay cash dividends on our common stock for the foreseeable future, and holders should not expect to receive a return on their investment other than through appreciation in the market price of our common stock, which may not occur.

The Reverse Stock Split may not result in a sustained increase in the market price of our common stock, and it may reduce the liquidity of our common stock.

We effected the Reverse Stock Split with the expectation that the resulting higher per share price may improve the marketability and liquidity of our common stock and make it more attractive to institutional investors. The effect of a reverse stock split on the market price of a company’s common stock cannot be predicted with certainty, and the market price of our common stock may be affected by factors unrelated to the number of shares outstanding. There can be no assurance that the market price per share following the Reverse Stock Split will increase in proportion to the reduction in the number of outstanding shares, or that any increase will be sustained. If the market price does not increase proportionately, our total market capitalization will decline. The Reverse Stock Split also substantially reduced the number of outstanding shares of our common stock, which may reduce trading volume and further limit the liquidity of our common stock, and may increase the number of holders owning odd lots of fewer than 100 shares, who may incur greater transaction costs when selling. In addition, because the Reverse Stock Split did not reduce the number of authorized shares of common stock, the number of authorized but unissued shares available for issuance increased substantially relative to the number of shares outstanding, which increases the potential for dilution to holders of our common stock and could be used to make an acquisition of the Company more difficult.

Our conclusion that we are the accounting acquirer in the Merger may be challenged, and the accounting treatment of the acquisition may result in charges that adversely affect our reported results.

As described under “Accounting Treatment of the Merger” in Item 2.01 above, we have concluded that we are the accounting acquirer and that the Merger is to be accounted for as a business combination. That conclusion requires significant judgment, and the SEC may disagree with it. Because we were a shell company immediately prior to the Closing, and because the Merger was effected as a reverse triangular merger in which the consideration consisted entirely of our convertible preferred stock rather than cash, the identification of the accounting acquirer is subject to particular scrutiny. If PGS were instead determined to be the accounting acquirer, the transaction would be accounted for as a reverse acquisition or a reverse recapitalization, the historical financial statements of PGS rather than our own would become our historical financial statements, no goodwill would be recognized, and the basis of presentation of our financial statements for future periods and the unaudited pro forma financial information giving effect to the acquisition would differ materially from those we expect to report. In addition, the fair value of the consideration transferred, the allocation of that consideration between the business of PGS and the Patents, the fair value of the non-controlling interest attributable to Mr. Wanke’s retained interest, and the amount of goodwill or other intangible assets recognized each require significant judgment. Any change in these determinations, or any subsequent impairment of goodwill or acquired intangible assets, could result in charges that adversely affect our reported results of operations.

Risks Related to Our Corporate Structure and Governance

Each of our Audit Committee, Compensation Committee and Nomination Committee consists of the same two directors, which may not provide the same level of independent oversight available at listed companies.

Our common stock is not listed on a national securities exchange, and we are therefore not subject to the corporate governance requirements applicable to listed companies, including requirements relating to the composition and charters of audit, compensation and nominating committees and the independence of audit committee members under Rule 10A-3 under the Exchange Act. The Board has established an Audit Committee, a Compensation Committee and a Nomination Committee. Charles Benton and John Mercadante serve as members of our Audit Committee, with Mr. Benton serving as its chair. Charles Benton and John Mercadante serve as members of our Compensation Committee, with Mr. Mercadante serving as its chair. John Mercadante and Charles Benton serve as members of our Nomination Committee. Effective November 1, 2026, Mr. Benton also serves as chair of the Nomination Committee, as described below. Mr. Benton and Mr. Mercadante are our independent directors, and Sebastian Giordano, our Chairman, Chief Executive Officer and Chief Financial Officer, is not independent. Because each of our Audit Committee, Compensation Committee and Nomination Committee consists of the same two directors, who are our only independent directors, those committees do not provide the breadth of independent review available where committees have a larger number of independent members. Following the Closing, our business involves continuing arrangements with related parties, including the employment of the holder of the retained minority interest in PGS and the lease of PGS’s operating facility from an entity affiliated with him, and those arrangements are subject to review under this committee structure. We may be unable to attract additional qualified independent directors, particularly if we are unable to continue to maintain directors’ and officers’ liability insurance on acceptable terms. These limitations may make our securities less attractive to investors and may increase the risk that conflicts of interest are not identified or are not resolved on terms favorable to us.

The same individual serves as our chairman and chief executive officer, which concentrates authority in a single person.

The offices of chairman of the Board and chief executive officer are held by the same individual, and we have not designated a lead independent director. Combining these roles concentrates authority over the conduct of Board meetings, the setting of the Board’s agenda and the day-to-day management of our business in a single person, and reduces the Board’s ability to provide independent oversight of management. Our executive management team consists of a small number of individuals who are responsible for identifying, evaluating and negotiating acquisitions, for arranging financing, for overseeing the integration and operation of PGS, and for our public reporting and compliance obligations. Their attention will be divided among these responsibilities. We rely on their judgment in matters, including the pursuit of additional acquisitions, in which stockholders have no direct role, and we have limited internal resources to test that judgment independently. If our management were to devote insufficient attention to any of these matters, or were to become unavailable, our business and our ability to satisfy our obligations as a public reporting company could be adversely affected.

The Board may issue additional shares of preferred stock with rights senior to our common stock without stockholder approval.

Our articles of incorporation authorize the Board to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series, including dividend rights, voting rights, conversion rights, liquidation preferences and redemption rights, without any further vote or action by our stockholders. A substantial number of shares of preferred stock remains authorized and unissued, and a substantial number of shares of common stock remains authorized and unissued. The Series J Preferred Stock issued as the Merger Consideration was designated and issued under this authority. The Board may in the future designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights senior to those of our common stock, which could dilute the economic and voting interests of holders of our common stock, reduce the amount available for distribution to holders of our common stock on a liquidation, restrict our ability to pay dividends on our common stock, and adversely affect the market price of our common stock. The issuance of preferred stock could also be used to make it more difficult for a third party to acquire control of us, including in a transaction that holders of our common stock might consider favorable, and could have the effect of entrenching our management.

Financial Information

The information set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of PGS and the Company is incorporated herein by reference. The unaudited pro forma condensed combined financial information giving effect to the Merger is set forth in Exhibit 99.5 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Information with respect to the Company’s management’s discussion and analysis of financial condition and results of operations is set forth in (i) our most recent Annual Report on Form 10-K filed with the SEC on March 30, 2026 (the “Form 10-K”) under Item 7 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 13, and (ii) our most recent Quarterly Report on Form 10-Q filed with the SEC on August 19, 2026 (the “Form 10-Q”) under Part I, Item 2 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 27, each of which is incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of PGS for the year ended December 31, 2025, and for the six months ended June 30, 2026, are filed as Exhibits 99.2 and 99.4 hereto, respectively, and are incorporated herein by reference.

Properties

Neither the Company nor PGS owns any real property. Our principal executive offices are located at 110 Chestnut Ridge Road, Suite 444, Montvale, New Jersey 07645. PGS conducts all of its operations from a single leased facility at 2029 Pat Booker Road, Universal City, Texas 78148, in the San Antonio metropolitan area, consisting of an approximately 4,000 square foot metal building on approximately 0.673 acres in Bexar County, Texas. PGS uses the facility for administrative and sales functions, for the storage of inventory and installation supplies, for the staging and fabrication of film systems, and for the parking and servicing of its installation vehicles, and has funded leasehold improvements to the facility having an aggregate cost of approximately $110,600. We believe the facility is adequate for our current operations.

The facility is occupied under a Commercial Lease Agreement dated July 21, 2021, and effective as of April 19, 2021 (the “Lease”), between MDW Management, LLC and PGS (under its former name, Mobile Tint, LLC, d/b/a A-1 Glass). In connection with the Closing, the Lease was amended effective November 1, 2026 (the “Amendment to Lease”) to terminate the corporate guaranty previously provided by C-Bond Systems, Inc., to obtain the landlord’s agreement to the change of control of the tenant resulting from the transactions described in Item 1.01 above, and to exercise the first of two five-year renewal options. As so amended, the term continues through April 19, 2031, with one remaining five-year renewal option, at a monthly minimum rent of $5,600, which is not subject to the two percent (2%) escalation otherwise provided in the Lease. Additional rent is $1,258.20 per month, consisting of real estate taxes based on 2025 taxes and subject to annual adjustment, for total monthly rent of $6,858.20. Insurance payments are no longer included in additional rent, as PGS directly maintains the insurance required under the Lease.

PGS is not a party to any other material real property lease, and the foregoing description is qualified in its entirety by reference to the Lease and the Amendment to Lease, copies of which are filed as Exhibits 10.1 and 10.8 hereto.

As conditions to the Closing, the Purchase Agreement required evidence that all liens on the assets of PGS and the Seller had been terminated and released, including liens filed by merchant cash advance lenders, and that PGS had been released as a maker under three secured promissory notes dated February 24, 2025 held by Badders and Mercer. Those notes, together with expense advances made to PGS, were satisfied in full at the Closing through the issuance of the 3,518 shares of Series J Preferred Stock described in the “Introductory Note” above, and each of Badders and Mercer delivered a satisfaction and release discharging PGS as a maker. Each of those conditions was satisfied or waived at or prior to the Closing.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock and our outstanding series of preferred stock as of November 1, 2026, giving effect to the issuance of the shares of Series J Preferred Stock constituting the Merger Consideration and the shares of Series J Preferred Stock issued in satisfaction of the Satisfied Obligations, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. The percentage ownership information is based on 1,188,366 shares of common stock, 32,374 shares of Series H Preferred Stock outstanding as of November 1, 2026 and 161,442 shares of Series J Preferred Stock outstanding as of November 1, 2026. Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise specified in the notes to this table, the address for each person is c/o Transportation and Logistics Systems, Inc., 110 Chestnut Ridge Road, Suite 444, Montvale, New Jersey 07645.

	Shares of Common Stock Beneficially Owned		Shares of Series J Preferred Stock Beneficially Owned		Shares of Series H Preferred Stock Beneficially Owned
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class(1)	Amount and nature of beneficial ownership	Percent of class (2)	Amount and nature of beneficial ownership	Percent of class (3)
Directors and Executive Officers
Sebastian Giordano(4)	61,130	4.99%	15,332	9.50%	-	-
Charles Benton(5)	25,968	2.14%	1,262	0.78%	-	-
John Mercadante(6)	62,136	4.99%	18,643	11.55%	-	-
All directors and executive officers as a group (3 persons)	149,234	11.42%	35,237	21.83%	-	-

5% Stockholders
Joseph Corbisiero(7)	60,534	4.99%	-	-	32,374	100%
Badcer Ops, Inc.(8)	62,414	4.99%	47,500	29.42%

*	less than 1%.
(1)	Applicable percentage ownership is based on 1,188,366 shares of common stock outstanding as of November 1, 2026.
(2)	Applicable percentage ownership is based on 161,442 shares of Series J Preferred Stock outstanding as of November 1, 2026.
(3)	Applicable percentage ownership is based on 32,374 shares of Series H Preferred Stock outstanding as of November 1, 2026.
(4)	Includes 24,426 shares of common stock held directly by Mr. Giordano and 36,704 shares of common issuable upon the conversion of a portion of his 15,332 shares of Series J Preferred Stock, at a conversion price of $5.00 per share. Mr. Giordano is prohibited from converting his shares of Series J Preferred Stock if, after giving effect to the issuance of such shares of common stock, such holder together with its affiliates would beneficially own more than 4.99% of the outstanding common stock, and the number of shares shown reflects that limitation.

(5)	Consists of 728 shares of common and 25,240 shares of common issuable upon the conversion of 1,262 shares of Series J Preferred Stock, at a conversion price of $5.00 per share.
(6)	Consists of 5,274 shares of common stock held in two accounts and 56,862 shares of common issuable upon the conversion of a portion of his 18,643 shares of Series J Preferred Stock, at a conversion price of $5.00 per share. Mr. Mercadante is prohibited from converting his shares of Series J Preferred Stock if, after giving effect to the issuance of such shares of common stock, such holder together with its affiliates would beneficially own more than 4.99% of the outstanding common stock, and the number of shares shown reflects that limitation.
(7)	Mr. Joseph Corbisiero was the chief executive officer of Freight Connections until December 1, 2023. Includes 35,783 shares of common stock held directly by Mr. Corbisiero and 24,751 shares of common issuable upon the conversion of a portion of his 32,374 shares of Series H Preferred Stock. Mr. Corbisiero is prohibited from converting his shares of Series H Preferred Stock if, after giving effect to the issuance of such shares of common stock, such holder together with its affiliates would beneficially own more than 4.99% of the outstanding common stock, and the number of shares shown reflects that limitation.
(8)	The Seller holds no outstanding shares of common stock. The shares of common stock shown are issuable upon the conversion of a portion of the Seller’s 47,500 shares of Series J Preferred Stock and reflect the 4.99% beneficial ownership limitation applicable to that conversion. The Seller received those shares as the Merger Consideration, and they are transferable in equal shares to its shareholders, Mercer and Badders, following the liquidation of the Seller. In addition, 1,759 shares of Series J Preferred Stock were issued directly to each of Badders and Mercer in satisfaction of the Satisfied Obligations. Jonathan Juchno is deemed to have voting and investment control over the securities held by the Seller and disclaims beneficial ownership except to the extent of his pecuniary interest therein. The address of the Seller is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33133.

Directors and Executive Officers

The following table sets forth the names, ages and positions of all directors and executive officers of the Company as of the Closing Date. No changes were made to the Board or the Company’s executive officers in connection with the Closing. Each director holds office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier resignation or removal.

Name	Age	Position
Sebastian Giordano	69	Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

John Mercadante, Jr.	82	Director and Secretary

Charles Benton	76	Director

Biographical Information

Sebastian Giordano, Mr. Giordano, age 69, serves as Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Treasurer of the Company, and is the Company’s principal executive officer, principal financial officer and principal accounting officer. Since 2002, Mr. Giordano has been the Chief Executive Officer of Ascentaur, LLC (“Ascentaur”), providing C-Level consulting services to a diverse roster of predominantly technology-centric clients, including start-ups, turnarounds, and established businesses across many industries, including providing such consulting services to TLSS from 2020 through 2021, prior to becoming the Company’s Chief Executive Officer and Chairman in January 2022 and its Chief Financial Officer in March 2024. In that capacity he has directed the wind-down of the Company’s legacy logistics and transportation operations, the restructuring of its debts and obligations, including the exchange of outstanding preferred stock, notes and warrants for shares of Series J Preferred Stock, and the negotiation of the acquisition described in Item 2.01 above. Mr. Giordano is a party to the Retention Agreement and the Deferred Compensation Agreement described under “Executive Compensation” below. During the past five years, he has served on the Board of AYRO, Inc. (Nasdaq: AYRO), as a member of the Audit Committee. On August 22, 2025, AYRO changed its name and business to StableX Technologies, Inc. (Nasdaq: SBLX), and then again, on April 29, 2026, it changed its corporate name and ticker symbol to Fabric.AI, Inc. (Nasdaq: FABC). FABC is a fabless semiconductor company focused on the design and development of optical interconnect technologies and other system-critical semiconductor solutions for artificial intelligence (“AI”) data center infrastructure. From December 13, 2024 to May 1, 2026, Mr. Giordano served as a member of the Audit and Nominating Committees for GreenPower Motor Company, Inc. (Nasdaq: GP), a company that designs, builds and distributes a full suite of high-floor and low-floor all-electric medium and heavy-duty vehicles, including transit buses, school buses, shuttles, cargo van, and a cab and chassis.

John Mercadante, Jr., Mr. Mercadante, age 82, serves as a director and as Secretary of the Company, and served as Chairman of the Board and Chief Executive Officer of the Company immediately prior to Mr. Giordano’s appointment. He has extended credit to the Company on several occasions, including a $500,000 loan under the Company’s 2023 credit facility and unsecured promissory notes issued in February 2024 in the principal amounts of $64,534 and $319,195, all of which were settled in exchange for shares of Series J Preferred Stock effective June 1, 2025. Mr. Mercadante is a named defendant in the stockholder derivative action described under “Legal Proceedings” below, in which he denies each allegation of wrongdoing. Mr. Mercadante served as the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company from April 16, 2019 until January 3, 2024. Since January 2022, Mr. Mercadante has been a consultant and a manager of his personal investments. Mr. Mercadante co-founded Leisure Line, Inc., a motor coach company serving New York City and Atlantic City, New Jersey, in 1970 and served as its Chief Executive Officer for a ten-year period through the sale of the company to Golden Nugget in 1980. In May 1996, Mr. Mercadante was a co-founder of Coach USA (NYSE: CUI). He served as a director of the company from its initial public offering in May 1996 until it was acquired by the Stagecoach Group in July 1999. During this period, he simultaneously held his dual operational roles as the company’s President and Chief Operating Officer (COO).

Charles Benton, Mr. Benton, age 76, serves as a director of the Company. He extended credit to the Company in February 2024 in the form of an unsecured promissory note in the principal amount of $3,109, which was settled in exchange for shares of Series J Preferred Stock effective June 1, 2025. Mr. Benton has served as a director and Chairman of the Audit Committee of Vision Hydrogen Corp. (OTC: VIHD), a company focused on the production, storage, and distribution of hydrogen for the green energy economy supply chain, since January 2019. From February 2014 to January 2018, Mr. Benton served as Chairman of the Audit Committee of the Board of Directors of WPCS International Incorporated (Nasdaq: WPCS), a design-build engineering firm focused on the deployment of wireless networks and related services including site design, technology integration, electrical contracting, construction, and maintenance, and served as Chairman of the Board from April 2017 through January 2018.

There are no family relationships among any of the Company’s directors or executive officers. Mr. Mercadante was Chief Executive Officer of Prime EFS and Shypdirect, and Mr. Giordano was Chief Executive Officer of TLSS-FC and Freight Connections and Chief Executive Officer and Chief Financial Officer of Cougar Express, in each case at the time those entities filed for bankruptcy. Other than the foregoing and the stockholder derivative action described under “Legal Proceedings” below, to which Mr. Giordano and Mr. Mercadante are parties, there are no legal proceedings of the type required to be disclosed by Item 401(f) of Regulation S-K with respect to any director or executive officer of the Company during the past ten years.

Because our common stock is not listed on a national securities exchange, we are not subject to the committee composition and independence requirements applicable to listed companies. The Board has established an Audit Committee, a Compensation Committee and a Nomination Committee, with Charles Benton and John Mercadante serving as the members of the Audit Committee, with Mr. Benton serving as its chair, John Mercadante and Charles Benton serving as the members of the Nomination Committee, with Mr. Benton serving as its chair, and Mr. Benton and Mr. Mercadante serving as members of the Compensation Committee, with Mr. Mercadante serving as its chair. As disclosed in the Company’s periodic reports, management has concluded that the Company’s disclosure controls and procedures are ineffective and that its internal control over financial reporting would be substantially improved if the Company had adequate accounting staffing.

Executive and Director Compensation

Information with respect to the compensation of the Company’s named executive officers and directors is set forth in (i) the Form 10-K under Item 11 titled “Executive Compensation” beginning on page 21, and (ii) the Form 10-Q in the section titled “Employment agreements” beginning on page 21, each of which is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

Information with respect to director independence is set forth under “Risks Related to Our Corporate Structure and Governance” above and is incorporated herein by reference.

Information with respect to the Company’s transactions with related persons is set forth in the Form 10-K under Item 13 titled “Certain Relationships and Related Transactions, and Director Independence” beginning on page 23, which is incorporated herein by reference.

Legal Proceedings

Information with respect to the Company’s legal proceedings is set forth in (i) the Form 10-K under Item 3 titled “Legal Proceedings” beginning on page 9, and (ii) the Form 10-Q under Part II, Item 1 titled “Legal Proceedings” beginning on page 32, each of which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is quoted on the OTCID Basic Market under the symbol “TLSS.” Quoted prices for our common stock from and after the effective date of the Reverse Stock Split reflect the Reverse Stock Split, and quoted prices for prior periods do not.

As of November 1, 2026, the Company had 1,188,366 shares of common stock issued and outstanding, held of record by 46 holders.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to pay dividends will be at the discretion of the Board and will depend upon our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments and such other factors as the Board deems relevant.

Recent Sales of Unregistered Securities

The information set forth in the “Introductory Note” under the heading “The Merger” is incorporated herein by reference.

Description of Securities

General

Our authorized capital stock consists of 50,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

As of November 1, 2026, the Company has one class of securities registered under Section 12 of the Exchange Act, its common stock, par value $0.001 per share (the “common stock”).

Common Stock

As of November 1, 2026, 1,188,366 shares of common stock were issued and outstanding. The description of the Company’s common stock contained in Exhibit 4.11 to the Form 10-K, titled “Description of Our Securities Pursuant to Section 12 of the Securities Exchange Act of 1934,” is incorporated herein by reference.

Preferred Stock

Our Amended and Restated Articles of Incorporation authorize the Board to issue shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of each class or series, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, in each case without further vote or action by our stockholders.

In addition to the Series H Preferred Stock and Series J Preferred Stock described below, the Company has designated Series B Convertible Preferred Stock (1,700,000 shares designated), Series D Preferred Stock (1,250,000 shares designated), Series E Convertible Preferred Stock (562,250 shares designated), Series G Convertible Preferred Stock (1,000,000 shares designated), Series H Convertible Preferred Stock (35,000 shares designated) and Series I Preferred Stock. No shares of Series B, Series D, Series E, Series G or Series I Preferred Stock are issued or outstanding, and all outstanding shares of Series E Preferred Stock and Series G Preferred Stock were exchanged for shares of Series J Preferred Stock effective June 1, 2025.

Preferred Stock — Series H Convertible Preferred Stock

On September 20, 2022, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock with the Secretary of State of the State of Nevada, designating 35,000 shares of the Company’s authorized and unissued preferred stock as Series H Convertible Preferred Stock. As of the date of this Current Report, 32,374 shares of Series H Preferred Stock were issued and outstanding, all of which are held by a single holder. The Series H Preferred Stock has no stated value and no voting rights. Subject to a beneficial ownership limitation of 4.99% of the outstanding common stock, which the holder and the Company may by mutual consent increase to not more than 9.99%, each share of Series H Preferred Stock is convertible into 2 shares of common stock. Upon our liquidation, dissolution or winding up, each holder of Series H Preferred Stock is entitled to receive the same amount that a holder of common stock would receive on an as-converted basis, without regard to the beneficial ownership limitation. That right is preferential to the right of holders of common stock but is subordinate to the rights of the holders of any other series of our preferred stock, including the Series J Preferred Stock.

The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, a copy of which is filed as Exhibit 4.3 and incorporated herein by reference.

Preferred Stock — Series J Senior Convertible Preferred Stock

On May 5, 2025, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock (the “Series J Certificate of Designation”), which became effective upon filing and designated 1,000,000 shares of the Company’s authorized and unissued preferred stock as Series J Senior Convertible Preferred Stock. On September 5, 2025, the Company filed a Certificate of Amendment to the Series J Certificate of Designation with the Secretary of State of the State of Nevada. The Series J Preferred Stock was designated by resolution of the Board pursuant to the authority granted to the Board under the Company’s Amended and Restated Articles of Incorporation and Chapter 78 of the Nevada Revised Statutes. The material terms of the Series J Preferred Stock, as designated and amended, are summarized below.

Par Value and Authorized Shares. The Series J Preferred Stock has a par value of $0.001 per share and a stated value of $100 per share. Immediately prior to the Closing, 110,424 shares of Series J Preferred Stock were issued and outstanding, and following the issuance of the 47,500 shares of Series J Preferred Stock constituting the Merger Consideration and the 3,518 shares of Series J Preferred Stock issued in satisfaction of the Satisfied Obligations, 161,442 shares of Series J Preferred Stock are issued and outstanding.

Ranking. With respect to preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up, the Series J Preferred Stock ranks senior to all shares of our capital stock that were outstanding on the date the shares of Series J Preferred Stock were issued, including our common stock and our Series H Preferred Stock.

Dividend Rights. Beginning on June 1, 2025 and on each successive six-month anniversary, holders of Series J Preferred Stock are entitled to receive dividends, in either cash or stock at our option, equal to ten percent (10%) of the aggregate stated value of the shares held by each holder. Those dividends accrue and compound daily on the basis of a 360-day year. In addition, if we declare or make any dividend or other distribution of our assets, or rights to acquire our assets, to holders of common stock, by way of return of capital or otherwise, each holder of Series J Preferred Stock is entitled to participate in that distribution to the same extent as if the holder had held the number of shares of common stock acquirable upon complete conversion of its Series J Preferred Stock, without regard to any limitation on conversion, immediately before the applicable record date.

Voting Rights. Holders of Series J Preferred Stock are entitled to vote on all matters on which holders of our common stock are entitled to vote, voting together with the common stock as a single class on an as-converted basis, which assumes that each holder has converted its shares of Series J Preferred Stock into shares of common stock. In addition, so long as any shares of Series J Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series J Preferred Stock voting as a separate class, (i) alter or change adversely the powers, preferences or rights given to the Series J Preferred Stock or alter or amend the Series J Certificate of Designation, (ii) amend our articles of incorporation or any other charter document in any manner that adversely affects any rights of the Series J Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion Rights and Mechanics. At any time from and after the date of issuance, a holder may convert all or any part of its outstanding shares of Series J Preferred Stock, at the holder’s option, into shares of common stock. The conversion price is $5.00 per share, subject to proportional adjustment upon any stock split, stock dividend, stock combination or similar transaction, and each share of Series J Preferred Stock is accordingly convertible into 20 shares of common stock. We have the right, at any time and with the written consent of the holders of a majority of the outstanding shares of Series J Preferred Stock, to lower the conversion price to any amount, subject to any applicable rules and regulations of the trading market on which our common stock is then quoted or listed.

Beneficial Ownership Limitation. A holder of Series J Preferred Stock may not convert its shares if, after giving effect to the issuance of the conversion shares, the holder together with its affiliates would beneficially own more than 4.99% of the outstanding common stock. A holder may increase that limitation to 9.99% upon notice to the Company, with the increase becoming effective on the 61st day after the notice is delivered. In addition, a holder may not convert its shares of Series J Preferred Stock if the conversion would result in the issuance to that holder of a number of shares of common stock equal to more than ten percent (10%) of the trading volume of the common stock, provided that this limitation does not apply if the conversion price at the time of conversion is greater than $0.40 per share.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, each holder of Series J Preferred Stock is entitled to receive an amount in cash equal to one hundred twenty percent (120%) of the aggregate stated value of the shares of Series J Preferred Stock held by that holder, together with any accrued and unpaid dividends. That preference ranks senior to our common stock and to our Series H Preferred Stock and is payable before any distribution is made to the holders of those classes. Based on the 161,442 shares of Series J Preferred Stock outstanding following the Closing, the aggregate stated value of the Series J Preferred Stock is $16,144,200 and the aggregate liquidation preference, exclusive of accrued and unpaid dividends, is $19,373,040.

Redemption Rights. The shares of Series J Preferred Stock are redeemable upon the occurrence of certain triggering events. Upon such a triggering event, holders of Series J Preferred Stock have the option to cause the Company to redeem all or part of their shares at a price per share equal to one hundred ten percent (110%) of the stated value of those shares. The Certificate of Amendment filed on September 5, 2025 amended the definition of a triggering event to exclude events, facts or circumstances that occurred prior to, or were in existence as of, the date of the certificate of amendment. The amendment also increased the indebtedness default threshold from $50,000 to $250,000. Because these redemption rights are outside our control and are subject to the occurrence of uncertain future events, the Series J Preferred Stock is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our consolidated balance sheets.

Anti-Dilution Protections. The conversion price of the Series J Preferred Stock is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination or similar transaction. The Series J Certificate of Designation provides for an adjustment to the conversion price upon an issuance or deemed issuance of common stock or common stock equivalents at a price below the then-applicable conversion price (a “dilutive issuance”). Upon a dilutive issuance, the conversion price is reduced based on a formula that multiplies the conversion price by a fraction, the numerator of which is the number of shares of common stock outstanding immediately before such dilutive offering and the denominator of which is the number of shares of common stock outstanding immediately after such dilutive offering. The Company may also lower the conversion price with the written consent of the holders of a majority of the outstanding shares of Series J Preferred Stock.

Transfer Restrictions. The shares of Series J Preferred Stock issued as the Merger Consideration were issued without registration under the Securities Act and constitute restricted securities. Those shares were issued in book-entry form in the name of the Seller and are transferable in equal shares to the shareholders of the Seller following its liquidation. The shares issued in satisfaction of the Satisfied Obligations are likewise restricted securities and were issued in book-entry form in the names of Badders and Mercer. The Company may place orders restricting transfer against those shares on the records of its transfer agent, and the book-entry positions and any certificates representing them bear a legend to the effect that the securities were issued in a transaction exempt from registration under the Securities Act and may not be transferred, pledged, hypothecated or otherwise disposed of unless the transferor first satisfies the Company that the proposed transfer does not violate the registration requirements of that Act, which may require delivery of an opinion of counsel acceptable to the Company, a no-action letter from the SEC or equivalent evidence. As described under “Risk Factors” above, because the Company was a shell company, Rule 144 is not available for the resale of these shares until the conditions of Rule 144(i) have been satisfied.

Lock-Up and Registration Rights. The shares of Series J Preferred Stock issued as the Merger Consideration are not subject to any lock-up agreement, and neither the Purchase Agreement nor the Series J Certificate of Designation grants the Seller or the Seller Shareholders any demand or piggyback registration rights with respect to those shares or the shares of common stock issuable upon their conversion. Under the Purchase Agreement, the Company agreed to use commercially reasonable efforts to obtain and maintain the listing of the shares of common stock issuable upon conversion of the Series J Preferred Stock on each market or exchange on which the common stock is then listed for trading.

Reserved Shares. The Company is required to reserve out of its authorized and unissued shares of common stock a sufficient number of shares to permit the conversion in full of the outstanding shares of Series J Preferred Stock. Of the 50,000,000,000 shares of common stock authorized, 1,188,366 shares were issued and outstanding as of the date of this Current Report, and the conversion in full of the 161,442 outstanding shares of Series J Preferred Stock would require the issuance of 3,228,840 shares of common stock. The Company accordingly has a sufficient number of authorized and unissued shares of common stock available to satisfy the conversion in full of all outstanding shares of Series J Preferred Stock.

The foregoing description is qualified in its entirety by reference to the full text of the Series J Certificate of Designation and the Certificate of Amendment thereto, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, and each of which is incorporated herein by reference.

Warrants and Options

As of the date of this Current Report, the Company had no outstanding warrants to purchase shares of its capital stock and no outstanding options to purchase shares of its capital stock. Warrants to purchase up to an aggregate of 172,871 shares of common stock were cancelled between May 2025 and November 2025 in exchange for shares of Series J Preferred Stock, and no warrants were issued thereafter. The Company does not have any equity compensation plan and has not granted any stock options or other equity awards. Under the Wanke Employment Agreement, the Company has agreed to grant Mr. Wanke an option to purchase shares of common stock having a value of $730,000, subject to the approval of the Board or its Compensation Committee, as described in Item 1.01 above. None of the Company’s outstanding indebtedness is convertible into equity securities of the Company. Accordingly, the only outstanding securities of the Company convertible into shares of common stock are the Series J Preferred Stock and the Series H Preferred Stock described above.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC, which may be contacted by telephone at 1-866-883-3382.

Indemnification of Directors and Officers

We are incorporated under the laws of the State of Nevada. Sections 78.7502 and 78.751 of the Nevada Revised Statutes permit a Nevada corporation to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who serves or served in any such capacity at the corporation’s request for another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding brought by reason of that position, if the person is not liable under Section 78.138 of the Nevada Revised Statutes or acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification of expenses is required to the extent the person has been successful on the merits or otherwise, and expenses may be paid as incurred and in advance of final disposition upon an undertaking by a current director or officer to repay the amounts advanced if it is ultimately determined that the person is not entitled to indemnification. In an action by or in the right of the corporation, indemnification may not be made for any claim as to which the person has been adjudged liable to the corporation, except to the extent a court determines that the person is fairly and reasonably entitled to indemnity for expenses. These rights are not exclusive of any other rights to which an indemnified person may be entitled.

Article V of our Amended and Restated Bylaws requires us to indemnify and hold harmless, to the fullest extent permitted by Nevada law, each person who is or was a director or officer of the Company, or who serves or served at our request as a director, officer, manager or trustee of another entity, against all costs, charges, expenses, liabilities and losses (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred in connection with any such proceeding. That right continues after the person ceases to serve, inures to the benefit of the person’s heirs, executors and administrators, and is a contract right that includes the right to advancement of defense expenses upon delivery of the undertaking described above. If a claim is not paid in full within thirty days after a written claim is received, the claimant may bring suit to recover the unpaid amount and, if successful, the expense of prosecuting that claim. Article V also permits us to maintain insurance on behalf of our directors, officers, employees and agents against any liability, whether or not we would have the power to indemnify against that liability, and we maintain directors’ and officers’ liability insurance. We tendered the complaint in the stockholder derivative action described under “Legal Proceedings” above, in which two of our current directors are named as defendants, to our directors’ and officers’ liability carrier for defense and indemnity purposes, and that coverage is subject to a $250,000 self-insured retention. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There has been no change in the Company’s certifying accountant, and there have been no disagreements with the Company’s accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, during the Company’s two most recent fiscal years or any subsequent interim period.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 and under the heading “Recent Sales of Unregistered Securities” in the Form 10 Information above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

As a result of the Merger, 47,500 shares of Series J Preferred Stock were issued to the Seller as the Merger Consideration, and an additional 3,518 shares of Series J Preferred Stock were issued to the Seller Shareholders in satisfaction of the Satisfied Obligations. The material terms and general effect upon the rights of holders of Series J Preferred Stock are discussed in Item 2.01 under the heading “Description of Securities – Preferred Stock – Series J Senior Convertible Preferred Stock,” which is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

No change in control of the Company occurred in connection with the Closing. The Board and the Company’s executive officers were unchanged, and the shares of Series J Preferred Stock issued at the Closing represent less than twenty-five percent of the Company’s outstanding voting power on an as-converted basis. The Company’s acquisition of control of PGS is described in the “Introductory Note” and in Item 2.01 above, each of which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

No director or executive officer of the Company resigned, was removed or was appointed in connection with the Closing, and the Company did not enter into or materially amend any compensatory plan, contract or arrangement with any director or executive officer in connection with the Closing. Pursuant to the Purchase Agreement, the manager and the officers of PGS resigned effective as of the Effective Time, and the managers and officers of PGS from and after the Effective Time were appointed by Acquisition Sub, as described in Item 1.01 above. PGS is a subsidiary of the Company and is not the registrant.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

No amendment to the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws was effected in connection with the transactions described in this Current Report, and there was no change in the Company’s fiscal year.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, on November 1, 2026, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers, and directors of the Company, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of the Code of Business Conduct and Ethics is filed as Exhibit 14.1 hereto.

Item 5.06	Change in Shell Company Status.

Immediately prior to the Closing, the Company was a “shell company” as defined in Rule 12b-2 under the Exchange Act. The Company ceased all of its revenue generating operations in February 2024 following the wind-down of its legacy logistics and transportation businesses, generated no revenues in any period thereafter, and reported its status as a shell company in its periodic reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026. As a result of the completion of the acquisition described in Item 2.01 above, through which the Company acquired an indirect eighty percent (80%) membership interest in PGS, an operating business, the Company has ceased to be a shell company. The information set forth in Item 2.01 above, including the Form 10 Information contained therein, is incorporated into this Item 5.06 by reference.

Item 7.01	Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished herewith as Exhibit 99.6. The Company undertakes no obligation to update, supplement or amend the materials furnished under this Item 7.01.

The information in this Item 7.01, including Exhibit 99.6, is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The audited financial statements of PGS and the related notes thereto as of December 31, 2024 and 2025, and the related audited statements of operations, members’ equity and cash flows for the years ended December 31, 2024 and 2025, together with the report of Salberg & Company, P.A., an independent registered public accounting firm, are set forth on Exhibit 99.1 hereto and incorporated herein by reference.

The unaudited condensed financial statements of PGS as of June 30, 2026 and the related notes are set forth on Exhibit 99.3 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2025 and as of and for the six months ended June 30, 2026 is attached as Exhibit 99.5 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1‡	Member Interest and Asset Exchange Agreement, dated as of April 1, 2026, by and among Transportation and Logistics Systems, Inc., TLSS Acquisition, Inc., TLSS Reverse PGS, LLC, Badcer Ops, Inc., Jeff Badders, Mercer Street Global Opportunity Fund, LLC, Patriot Glass Solutions, LLC and Michael Wanke (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2026)
2.2‡	First Amendment to Member Interest and Asset Exchange Agreement, dated as of June 1, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2026)
2.3‡	Second Amendment to Member Interest and Asset Exchange Agreement, dated as of July 7, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2026)
2.4‡	Notice of Extension of Closing Date, dated as of July 31, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2026)
2.5‡	Third Amendment to Member Interest and Asset Exchange Agreement, dated as of August 19, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2026)
2.6‡	Fourth Amendment to Member Interest and Asset Exchange Agreement, dated as of September 22, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2026)
2.7*	Fifth Amendment to Member Interest and Asset Exchange Agreement, dated as of November 1, 2026
2.8*	Merger Closing Agreement, by and among Transportation and Logistics Systems, Inc., TLSS Acquisition, Inc., TLSS Reverse PGS, LLC, Badcer Ops, Inc., Jeff Badders, Mercer Street Global Opportunity Fund, LLC, Patriot Glass Solutions, LLC and Michael Wanke, dated as of November 1, 2026
3.1‡	Amended and Restated Articles of Incorporation of Loran Connection Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State on January 25, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2015, filed with the SEC on June 30, 2015)
3.2‡	Certificate of Change to the Amended and Restated Articles of Incorporation of PetroTerra Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State on December 18, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 24, 2013)
3.3‡	Certificate of Change to the Amended and Restated Articles of Incorporation of PetroTerra Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State on February 14, 2017 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 26, 2017)
3.4‡	Certificate of Change to the Amended and Restated Articles of Incorporation of PetroTerra Corp. (now known as Transportation and Logistics Systems, Inc.), as filed with the Nevada Secretary of State on July 16, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2018)
3.5‡	Certificate of Change to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., as filed with the Nevada Secretary of State on April 15, 2021 (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021)
3.6‡	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., as filed with the Nevada Secretary of State on December 1, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2024)

3.7‡	Certificate of Correction, as filed with the Nevada Secretary of State on November 25, 2024, to the Certificate of Change of the Company dated December 27, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2024)
3.8‡	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2022)
3.9‡	Certificate of Change of Transportation and Logistics Systems, Inc. filed with the Secretary of State of the State of Nevada on September 18, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2026)
3.10*	Certificate of Merger of TLSS Reverse PGS, LLC into Patriot Glass Solutions, LLC, as filed with the Secretary of State of the State of Texas on October 30, 2026, effective November 1, 2026
4.1‡	Certificate of Designation of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2025)
4.2‡	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2025)
4.3‡	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2022)
10.1*	Commercial Lease Agreement, dated July 21, 2021, between MDW Management, LLC and Patriot Glass Solutions, LLC (formerly Mobile Tint, LLC d/b/a A-1 Glass)
10.2*	Letter Agreement, dated December 11, 2023 and effective as of May 8, 2023, between C-Bond Systems, Inc. and CB Nanoshield, identified in the Assignment of Distributor Agreement as the Distributor Agreement dated January 2, 2024, as assigned to Badcer Ops, Inc.
10.3*	Patent Assignment, dated as of November 1, 2026, by Badcer Ops, Inc. in favor of TLSS Acquisition, Inc.
10.4*	Patent License Agreement, dated as of November 1, 2026, between TLSS Acquisition, Inc. and Patriot Glass Solutions, LLC
10.5*	Trademark Assignment Agreement, dated as of November 1, 2026, between Badcer Ops, Inc. and Patriot Glass Solutions, LLC
10.6*	Assignment of Distributor Agreement, dated as of November 1, 2026, between Badcer Ops, Inc. and Patriot Glass Solutions, LLC
10.7†*	Employment Agreement, dated as of November 1, 2026, between Patriot Glass Solutions, LLC and Michael Wanke
10.8*	First Amendment to Commercial Lease Agreement, dated as of November 1, 2026, between MDW Management, LLC and Patriot Glass Solutions, LLC
14.1*	Code of Business Conduct and Ethics of Transportation and Logistics Systems, Inc.
21.1*	Subsidiaries of the Registrant
99.1*	Audited financial statements of Patriot Glass Solutions, LLC as of and for the years ended December 31, 2025 and 2024, and the related notes thereto
99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Patriot Glass Solutions, LLC for the years ended December 31, 2025 and 2024
99.3*	Unaudited condensed financial statements of Patriot Glass Solutions, LLC as of June 30, 2026 and for the six months ended June 30, 2026
99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Patriot Glass Solutions, LLC for the six months ended June 30, 2026 and 2025
99.5*	Unaudited Pro Forma Condensed Consolidated Combined Financial Information for the six months ended June 30, 2026 and the year ended December 31, 2025
99.6*	Press Release, dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
‡	Previously filed with the SEC and incorporated herein by reference as indicated. Certain of the exhibits or schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer